Exhibit 2.1

EXECUTION

ASSET PURCHASE AGREEMENT

AMONG

PCAA PARENT, LLC,
a Delaware limited liability company,

ITS SUBSIDIARIES LISTED ON THE SIGNATURE PAGES HERETO

AND

COMMERCIAL FINANCE SERVICES 2907 INC.
a Delaware corporation

Dated as of April 29, 2010

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i

5.11	Labor and Employee Benefits	31
5.12	Litigation	32
5.13	Compliance with Laws; Permits	32
5.14	Environmental Matters	33
5.15	Title to Purchased Assets; Status of Owned Real Property and Leased Real Property	33
5.16	Related-Party Transactions	33
5.17	Financial Advisors	33
5.18	No Other Representations or Warranties; Schedules	34
ARTICLE VI REPRESENTATIONS AND WARRANTIES OF PURCHASER		34
6.1	Organization and Good Standing	34
6.2	Authorization of Agreement	35
6.3	Conflicts; Consents of Third Parties	35
6.4	Litigation	35
6.5	Financial Advisors	36
6.6	Financial Capability	36
6.7	Condition of the Business	36
6.8	Bankruptcy	37
ARTICLE VII BANKRUPTCY COURT MATTERS		37
7.1	Intentionally Omitted	37
7.2	Non-Solicitation	37
7.3	Bankruptcy Court Filings	38
7.4	Filing of Proposed Sale Order	39
ARTICLE VIII COVENANTS		40
8.1	Access to Information	40
8.2	Conduct of the Business Pending the Closing	41
8.3	Consents	43
8.4	Regulatory Approvals	44
8.5	Confidentiality	45
8.6	Preservation of Records	45
8.7	Publicity	45
8.8	Use of Name	46
8.9	Schedules	46
8.10	Title of Owned Real Property and Leased Real Property	46
8.11	Permits and Licenses	48
ARTICLE IX EMPLOYEES AND EMPLOYEE BENEFITS		48
9.1	Employment	48

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9.2	Employee Benefits	49
ARTICLE X CONDITIONS TO CLOSING		50
10.1	Conditions Precedent to Obligations of Purchaser	50
10.2	Conditions Precedent to Obligations of the Sellers	50
10.3	Conditions Precedent to Obligations of Purchaser and the Sellers	51
10.4	Frustration of Closing Conditions	51
ARTICLE XI TAXES		52
11.1	Transfer Taxes	52
11.2	Purchase Price Allocation	52
ARTICLE XII MISCELLANEOUS		52
12.1	No Survival of Representations and Warranties	52
12.2	No Consequential Damages	52
12.3	Expenses	53
12.4	Injunctive Relief	53
12.5	Submission to Jurisdiction; Consent to Service of Process	53
12.6	Waiver of Right to Trial by Jury	53
12.7	Entire Agreement; Amendments and Waivers	54
12.8	Governing Law	54
12.9	Notices	54
12.10	Severability	55
12.11	Binding Effect; Assignment	55
12.12	Non-Recourse	55
12.13	Counterparts	56
12.14	Special Limited Indemnity	56
12.15	Release of Purchaser	56

EXHIBITS

Exhibit A	Intentionally Omitted
Exhibit B	Form of Sale Order
Exhibit C	Form of Transition Services Agreement
Exhibit D	Form of Assignment and Bill of Sale and Form of Trademark Assignment
Exhibit E	Form of Assumption Agreement
Exhibit F	Commitment Letters
Exhibit G	Modifications to Chapter 11 Plan

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EXECUTION
ASSET PURCHASE AGREEMENT

ASSET PURCHASE AGREEMENT, dated as of April 29, 2010 (this “Agreement”), among PCAA Parent, LLC, a Delaware limited liability company (“PCAA Parent”), the Subsidiaries of PCAA Parent set forth on the signature pages hereto (together with PCAA Parent, the “Sellers”), Parking Company of America Airports Holdings, LLC, a Delaware limited liability company (solely with respect to Section 3.3(b)), and Commercial Finance Services 2907 Inc., a Delaware corporation (“Purchaser”).  Capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings ascribed to them in Section 1.1.

WITNESSETH:

WHEREAS, the Sellers presently conduct the Business;

WHEREAS, the Sellers desire to sell, transfer and assign to Purchaser, and Purchaser desires to purchase, acquire and assume from the Sellers, pursuant to sections 363 and 365 of chapter 11, title 11 of the United States Code, 11 U.S.C. § 101 - 1532 (the “Bankruptcy Code”), all of the Purchased Assets and Assumed Liabilities, all as more specifically provided herein;

WHEREAS, the Sellers filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code (the “Bankruptcy Case”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) and became debtors-in-possession under the Bankruptcy Code;

WHEREAS, on March 31, 2010, the Sellers, in consultation with the Committee (as defined in the Bidding Procedures), determined, and provided written notice to Purchaser, that Purchaser was a “Qualified Bidder” (as such term is defined in the Bidding Procedures);

WHEREAS, on April 21, 2010, Purchaser submitted to the Sellers an Asset Purchase Agreement (together with Exhibits and Schedules attached thereto) (the “Purchaser’s April 21 Bid”), which was subsequently revised on April 23, 2010 based on certain comments provided by the Sellers and also included a new Annex G attached thereto (the Purchaser’s April 21 Bid, together with the revised Asset Purchase Agreement and new Annex G thereto, the “Purchaser’s April 23 Bid”);

WHEREAS, on April 23, 2010, the Sellers, in consultation with the Committee (as such term is defined in the Bidding Procedures), determined that Purchaser’s April 23 Bid was a “Qualified Bid” (as such term is defined in the Bidding Procedures), and therefore allowed Purchaser to participate in the Auction (as such term is defined in the Bidding Procedures);

WHEREAS, on April 23, 2010, the Sellers, in consultation with the Committee, also determined that Purchaser’s April 23 Bid was the “Baseline Bid” (as such term is defined in the Bidding Procedures) for the Auction;

WHEREAS, on April 27, 2010, the Sellers conducted the Auction and determined that Purchaser’s April 23 Bid (as amended and modified at the Auction) was the highest and best offer from among the Qualified Bids submitted at the Auction;

WHEREAS, at the end of the Auction, the Sellers, in consultation with the Committee, determined that Purchaser was the Successful Bidder (as such term is defined in the Bidding Procedures); and

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WHEREAS, the transactions contemplated by this Agreement (the “Transactions”) will be consummated in connection with a plan of liquidation and pursuant to the Bidding Procedures Order and pursuant to a Sale Order (each as defined below) to be entered in the Bankruptcy Case under Sections 363, 365 and other applicable provisions of the Bankruptcy Code, and the Transactions and this Agreement are subject to the approval of the Bankruptcy Court.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1           Certain Definitions.

For purposes hereof, the following terms shall have the meanings specified in this Section 1.1:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Avoidance Actions” means all claims, causes of action and rights of the Sellers under Sections 544 through 553 of  the Bankruptcy Code (other than any claims, causes of action or rights of the Sellers set forth on Schedule 2.1(i)).

“Avoidance Action Release” means a full and irrevocable release, by each Seller, on behalf of itself and its bankruptcy estate, in form and substance to Purchaser’s satisfaction, of all claims, causes of action and rights of the Sellers under Sections 544 through 553 of the Bankruptcy Code contained on Schedule 2.1(i), which shall have been approved by the Sale Order and which release shall be enforceable by Purchaser.

 “Bidding Procedures” means the bidding procedures attached as Exhibit A to the Bidding Procedures Order.

“Bidding Procedures Order” means that certain Order (i) Approving Bidding Procedures In Connection With The Sale Of Certain Assets, (ii) Authorizing PCAA To Enter Into An Asset Purchase Agreement In Connection Therewith, (iii) Approving Break-Up Fee And Expense Reimbursement Protections, (iv) Scheduling Auction and Hearing Dates, and (v) Granting Other Related Relief, entered by the Bankruptcy Court on February 17, 2010 [Docket No. 131].

“Bid Due Date” means April 21, 2010.

“Business” means all businesses conducted by the Sellers on or before the date hereof, including the ownership and operation of 31 off-site airport parking facilities in 14 states, covering approximately 42,593 parking spaces.

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“Business Day” means any day of the year on which national banking institutions in New York are open to the public for conducting business and are not required or authorized to close.

“Car on Lot Revenue” means payments to be made by customers of the Sellers following the Closing for services performed by the Sellers prior to the Closing.

“Chapter 11 Plan” means the First Amended Joint Chapter 11 Plan of PCAA Parent, LLC and Its Affiliated Debtors and Debtors in Possession, dated as of April 15, 2010, as may be modified; provided that any such modifications that are adverse to Purchaser must be acceptable to Purchaser in its sole discretion; provided further that the Sellers shall use their reasonable efforts for the Chapter 11 Plan for which the Confirmation Order is entered to include the modifications included in Exhibit G attached hereto.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collective Bargaining Agreement” means any collective bargaining agreement or other written agreement, understanding or mutually recognized past practice with respect to Employees, between any of the Sellers and any labor organization (including the collective bargaining agreements listed on Schedule 5.11(a) and any amendments, modifications or renewals thereof).

“Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Sellers’ Bankruptcy Case(s), within the meaning of Bankruptcy Rules 5003 and 9021.

“Confirmation Order” means the order of the Bankruptcy Court confirming the Chapter 11 Plan proposed by the Debtors pursuant to section 1129 of the Bankruptcy Code; provided, however, that the Confirmation Order shall provide for the transactions contemplated hereunder and include a proposed finding that the sale to Purchaser of the Purchased Assets shall be free and clear of any stamp or similar Taxes under section 1146(c) of the Bankruptcy Code and shall further provide that, notwithstanding the foregoing, any Transfer Taxes owed which are not otherwise disposed of by the Confirmation Order shall be paid solely by the Sellers.  The Confirmation Order shall be in form and substance reasonably acceptable to Purchaser.

“Contract” means any contract, license, Collective Bargaining Agreement, commitment, indenture, note, bond, lease or other agreement or binding arrangement or understanding, whether written or oral, including airport access agreements, customer agreements and other similar agreements arising therefrom or relating thereto.

“Copyright” means, collectively:

(i)	all original works of authorship fixed in any tangible medium of expression;

(ii)	all right, title, and interest therein, thereto, and thereunder;

(iii)
all registrations, applications for registration, and recordings thereof, including all registrations, applications for registration, and recordings thereof in or with the United States Copyright Office or any other similar Governmental Body of the United States of America, any State thereof, or any other country or any political subdivision thereof;

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(iv)	all extensions and renewals thereof;

(v)	all licenses thereof;

(vi)	all rights therein provided by international treaties and conventions;

(vii)	all rights of action arising therefrom; and

(viii)	all claims for damage by reason of any past, present, or future infringement, misuse, or misappropriation thereof.

“Documents” means all files, documents, instruments, papers, books, reports, records, photographs, letters, budgets, forecasts, ledgers, journals, title policies, customer lists, regulatory filings, operating data and plans, technical documentation (design specifications, functional requirements, operating instructions, logic manuals, flow charts, etc.), user documentation (installation guides, user manuals, training materials, release notes, working papers, etc.), marketing documentation (sales brochures, flyers, pamphlets, web pages, etc.), and other similar materials related to the Business and the Purchased Assets, in each case whether or not in electronic form.

“Employees” means all individuals, whether or not actively at work, who are employed by any Sellers as of the date hereof in connection with the Business, together with individuals who are hired in respect of the Business after the date hereof and prior to the Closing.

“Environmental Law” means any federal, state or local statute, regulation, ordinance, or rule of common law currently in effect relating to the protection of human health and safety or the environment or natural resources including, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. § 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and the regulations promulgated pursuant thereto.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Agreement” means the Escrow Agreement, dated as of the Bid Due Date, entered into by and among the Escrow Agent, the Sellers and Purchaser.

 “GAAP” means generally accepted accounting principles in the United States as of the date hereof.

“Governmental Body” means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, or local, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private), and shall include the Bankruptcy Court.

“Hazardous Material” means any substance, material or waste which is regulated as hazardous or toxic by any Governmental Body including, petroleum and its by products, asbestos, and any material or substance which is defined as a “hazardous waste”, “hazardous substance”, “hazardous material”, “restricted hazardous waste”, “industrial waste”, “solid waste”, “contaminant”, “pollutant”, “toxic waste” “discharge”, or “toxic substance” under any provision of Environmental Law.

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“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indebtedness” of any Person means (i) the principal and premium (if any) in respect of indebtedness of such Person for borrowed money, (ii) the principal and premium (if any) in respect of indebtedness evidenced by notes, bonds, debentures or similar instruments for the payment of which such Person is responsible or liable, (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the Ordinary Course of Business), (iv) all obligations of such Person under leases required to be capitalized in accordance with GAAP, (v) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, (vi) all obligations of the types referred to in clauses (i) through (v) of any Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, and (vii) all obligations of the types referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person).

“Intellectual Property” means, collectively:

(i)	all intellectual or other intangible personal property other than Copyrights, Patents, and Trademarks, including to the extent not constituting Copyrights, Patents, or Trademarks all:

(A)	inventions (whether or not patentable, whether or not reduced to practice, and whether or not yet made the subject of a pending patent application or applications);

(B)
ideas, discoveries, and conceptions of potentially patentable subject matter, including any patent disclosures (whether or not reduced to practice, and whether or not yet made the subject of a pending patent application or applications);

(C)	moral rights, including rights of paternity and integrity, and waivers of such rights by others;

(D)	Software and Technology;

(E)	universal resource locators and other Internet address identifiers, including top-level Internet domain names;

(F)
Trade Secrets and other confidential, technical, and business information of any kind, including ideas, formulas, compositions, inventions, discoveries, and conceptions of inventions whether patentable or unpatentable and whether or not reduced to practice;

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(G)
whether or not confidential, technology (including know-how and show-how), manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, flow charts, coding sheets, proposals, technical data, financial, marketing, and business data, pricing and cost information, business and marketing plans, and customer, prospect, and supplier lists and information; and

(H)	copies and tangible embodiments of all of the foregoing, in whatever form or medium;

(ii)	all right, title, and interest therein, thereto, and thereunder, including all common Law rights therein;

(iii)	all licenses thereof;

(iv)	all rights therein provided by international treaties and conventions;

(v)	all rights of action arising therefrom; and

(vi)	all claims for damage by reason of any past, present, or future infringement, misuse, or misappropriation thereof.

“Intellectual Property Licenses” means (i) any grant to a third Person of any right to use any of the Intellectual Property, Copyrights, Patents or Trademarks owned by the Sellers, and (ii) any grant to any of the Sellers of a right to use a third Person’s Intellectual Property Copyrights, Patents or Trademarks in connection with the operation of the Business.

“IRS” means the Internal Revenue Service.

“Knowledge of Seller” means the knowledge, assuming reasonable due inquiry based on such Person’s title, of Charles Huntzinger, Mark Shapiro and Ethan Spiegelberg.

“Law” means any federal, state or local law, statute, code, ordinance, rule or regulation.

“Legal Proceeding” means any judicial, administrative or arbitral actions, suits, proceedings (public or private) or claims or any proceedings by or before a Governmental Body.

“Liability” means any debt, loss, damage, adverse claim, liability or obligation (whether direct or indirect, known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due, and whether in contract, tort, strict liability or otherwise), and including all costs and expenses relating thereto.

“Lien” means any lien, encumbrance, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, right of first offer, covenant, right of way, easement, servitude, proxy, voting trust or agreement, transfer restriction under any shareholder or similar agreement or encumbrance, or any other restriction or limitation whatsoever.

“Management Incentive Plan” means the Parking Company of America Airports, LLC Key Employee Incentive Plan, approved by that certain Order Pursuant to 11 U.S.C. §§ 363(b), 503(c)(3) and 105, Authorizing and Approving PCAA Sale-Related Employee Incentive Plan and Payments [Docket No. 208] entered by the Bankruptcy Court on March 17, 2010.

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“Material Adverse Effect” means any circumstance, event, change, state of facts, occurrence or effect (each, an “Effect”) that (i) has been or would reasonably be expected to be materially adverse to the business, assets, properties, results of operations or condition (financial or otherwise) of the Purchased Assets, the Assumed Liabilities and the Business (taken as a whole) to the extent acquired or to be acquired by Purchaser hereunder, or (ii) prevents or would reasonably be expected to prevent the ability of the Sellers to consummate the transactions contemplated hereby or perform their obligations hereunder, but excluding, for purposes of clause (i), Effects resulting from or relating to (a) any change in the United States or foreign economies or securities or financial or credit markets in general relative to their financial state as of October 30, 2009; (b) the industries and/or markets in which the Business operates (except to the extent any such Effects have a materially disproportionate effect on the Business (taken as a whole)); (c) earthquakes, hostilities, acts of war, sabotage, terrorism, military actions or any escalation or material worsening of any such acts or events existing or underway as of the date hereof; (d) the execution or delivery of this Agreement or the transactions contemplated hereby or the public announcement thereof; (e) any action required to be taken pursuant to this Agreement or any action taken by, or pursuant to the written request or with the prior written consent of, Purchaser; or (f) the filing of, or the pendency of, the Bankruptcy Case, and any action approved by, or motion made before, the Bankruptcy Court.

“Order” means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Body.

“Ordinary Course of Business” means the ordinary and usual course of normal day-to-day operations of the Business through the date hereof consistent with past practice.

“Patents” means, collectively:

(1)	all interests patent or similar rights under the Laws of the United States of America or any other country or any political subdivision thereof;

(2)	all right, title, and interest therein, thereto, and thereunder;

(3)
all patents, patent applications, registrations, applications for registration, and recordings thereof, including all registrations, applications for registration, and recordings thereof in or with the United States Patent and Trademark Office or any other similar Governmental Body of the United States of America, any State thereof, or any other country or any political subdivision thereof;

(4)	all extensions, renewals, reissues, divisions, continuations, continuations-in-part, and reexaminations thereof;

(5)	all licenses thereof;

(6)	all rights therein provided by international treaties and conventions;

(7)	all rights of action arising therefrom; and

(8)	all claims for damage by reason of any past, present, or future infringement, misuse, or misappropriation thereof.

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“Permits” means any approvals, permits, Orders, authorizations, consents, registrations, licenses, variances or certificates of a Governmental Body.

“Permitted DIP Financing” means debtor-in-possession financing, provided that no lender with respect to such financing may be a bidder in connection with the transactions contemplated hereunder, and any such financing shall not prohibit, or be on terms that would materially adversely affect or impair the Sellers’ ability to enter into or consummate, the transactions contemplated hereunder; provided further, that notwithstanding anything to the contrary, any of the Sellers’ current secured lender(s) shall be permitted to provide such financing notwithstanding the fact that such lender(s) may be a bidder.

“Permitted Exceptions” means (i) all tenancies, defects, exceptions, covenants, conditions, restrictions, easements, rights of way, options, purchase options, rights of first offer, rights of first refusal and other encumbrances or encroachments disclosed in the Title Commitments or shown on the Surveys, other than those exceptions to title described in Schedule 1.1(a) as of the Bid Due Date and other than any exceptions to title which evidence or secure Excluded Liabilities including any Indebtedness of the Sellers set forth on an update to Schedule 1.1(a) delivered by Purchaser to the Sellers prior to the start of the Auction (as defined in the Bidding Procedures) (the “Initial Title Objections”); (ii) any exclusions from coverage set forth in the jacket of any standard form owner’s or leasehold policy of title insurance, (iii) the lien of real estate taxes and assessments not yet due and payable, (iv) all present and future zoning, subdivision and other governmental laws and regulations, and landmark, historic or wetlands designation (provided, however, that nothing in this clause (iv) shall be deemed a waiver of any representation or closing condition set forth herein), (v) such other imperfections in title, defects, charges, exceptions, covenants, conditions, easements, rights of way, encroachments, restrictions and encumbrances which have been disclosed to Purchaser in writing prior to the Closing, including, without limitation, any updates to the Surveys or Title Commitments which have been received by Purchaser and which are individually de minimis and which would not materially interfere with the current use of any Owned Real Property or Leased Real Property, (vi) the leases and subleases set forth on Schedule 5.8(b), (vii) Permitted New Utility Easements and (viii) any mortgages or deeds of trust recorded against a Leased Real Property in connection with a loan made to the owner or lessor of such Leased Real Property in accordance with the terms of the applicable lease or sublease agreement governing such Leased Real Property.

“Person” means any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

“Pre-Paid Deposits” means any deposit of the Sellers held by a counterparty to a Purchased Contract, including leasehold and utility deposits, which will continue to be held by the counterparty after the Closing for the benefit and to the credit of Purchaser, to the extent no claims have been made on such deposits prior to the Closing against amounts owed by any Seller to such counterparty.

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“Pre-Paid Revenue” means the value as set forth in a particular Purchased Contract for certain goods or services, which were paid for in advance of the Closing Date and will be performed by Purchaser after the Closing Date, including pre-paid monthly parking fees and Internet or other reservation-based revenue, such value to be equitably adjusted on a pro rata basis based on the extent to which the Sellers have performed under such Purchased Contract prior to Closing and the extent to which Purchaser will be obligated to perform under such Purchased Contract after Closing.

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the indoor or outdoor environment, or into or out of any property.

“Remedial Action” means all actions to (i) clean up, remove, treat or in any other way address any Hazardous Material; (ii) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care; or (iv) to correct a condition of noncompliance with Environmental Law.

“Representatives” means the directors, officers, employees, legal counsel, accountants, advisors, consultants, agents and other representatives of the Sellers, Purchaser or any other Person.

“Sale Hearing” has the meaning ascribed to such term in the Bidding Procedures Order.

“Sale Motion” means the Motion for (I) Order (A) Establishing Bidding Procedures Relating to Sale of Substantially All of PCAA’s Assets, (B) Approving Stalking Horse Protections, (C) Authorizing and Scheduling Date and Time for Auction, (D) Scheduling Date and Time for Hearing on Sale Order, (E) Approving Assignment and Cure Procedures, and (F) Setting Objection Deadlines and (II) Order Approving Sale of Substantially All of PCAA’s Assets, filed with the Bankruptcy Court on January 28, 2010 [Docket No. 22].

“Sale Order” means an order of the Bankruptcy Court, in form and substance acceptable to Purchaser in its sole discretion and substantially in the form attached to the Sale Motion, including, without limitation, if the Confirmation Order satisfies the requirements of a Sale Order and is deemed the Sale Order, (i) approving, inter alia, the (a) sale of the Purchased Assets to Purchaser free and clear of all Liens and claims pursuant to sections 363(b) and 363(f) of the Bankruptcy Code (other than Permitted Exceptions), such Liens and claims to attach to the Purchase Price, (b) assumption of the Assumed Liabilities by Purchaser, (c) assumption and assignment to Purchaser of the Purchased Contracts, Intellectual Property Licenses, Permits, Real Property Leases and Personal Property Leases pursuant to section 365 of the Bankruptcy Code, and (ii) providing that (a) Purchaser has acted in “good faith” within the meaning of section 363(m) of the Bankruptcy Code, (b) this Agreement was negotiated, proposed and entered into by the parties without collusion, in good faith and from arm’s length bargaining positions, (c) the Bankruptcy Court shall retain jurisdiction to resolve any controversy or claim arising out of or relating to this Agreement, or any breach hereof as provided in Section 12.6, and (d) this Agreement and the transactions contemplated hereby may be specifically enforced against and binding upon, and not subject to rejection or avoidance by, the Sellers or any chapter 7 or chapter 11 trustee of the Sellers; provided that the Confirmation Order may satisfy the foregoing requirements and be deemed the Sale Order; provided further that the Sellers shall use their reasonable efforts for the Sale Order to include the modifications included in Exhibit B attached hereto.

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“SEC” means the Securities and Exchange Commission.

“Seller Parent” means Parking Company of America Airports Holdings, LLC, a Delaware limited liability company.

“Software” means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons, and (iv) all documentation including user manuals and other training documentation related to any of the foregoing.

“Subsidiary” of any Person means any other Person of which a majority of the outstanding voting securities or other voting equity interests are owned, directly or indirectly, by such Person.

“Surveys” means those surveys of each Owned Real Property and Leased Real Property listed on the charts set forth in Schedule 1.1(b).

“Tangible Personal Property” means all motor vehicles, furniture, fixtures, furnishings, equipment, leasehold improvements, and other tangible personal property owned, used or leased by the Sellers in the conduct of the Business, including all such artwork, desks, chairs, tables, any and all computer and computer-related hardware, including computers, file servers, facsimile servers, scanners, color printers, laser printers and networks, copiers, telephone lines and numbers, telecopy machines and other telecommunication equipment, cubicles and miscellaneous office furnishings and supplies.

“Tax Authority” means any federal, state or local government, or agency, instrumentality or employee thereof, charged with the administration of any Law or regulation relating to Taxes.

“Tax Return” means all returns, declarations, reports, claims for refund, estimates, information returns and statements required to be filed in respect of any Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Taxes” means (i) all federal, state or local taxes, charges or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, and (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any Tax Authority in connection with any item described in clause (i).

“Technology” means, collectively, all designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, programs, subroutines, tools, materials, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), apparatus, creations, improvements, works of authorship and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein, and all related technology, that are used in the operations of the Business.

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“Title Commitments” means those title commitments of each Owned Real Property and Leased Real Property prepared by the Title Company and listed on the charts set forth on Schedule 1.1(c).

“Trademarks” mean collectively

(1)
all rights under and interests in any trademark, service mark, trade name, identifying symbols, logos, emblems, signs, insignia or other similar designations of origin, including common law rights, under the Laws of the United States of America or any other country or any political subdivision thereof;

(2)	all right, title, and interest therein, thereto, and thereunder;

(3)
all registrations, applications for registration, and recordings thereof, including all registrations, applications for registration, and recordings thereof in or with the United States Patent and Trademark Office or any other similar Governmental Body of the United States of America, any State thereof, or any other country or any political subdivision thereof;

(4)	all extensions, renewals, reissues, and reexaminations thereof;

(5)	all licenses thereof;

(6)	all rights therein provided by international treaties and conventions;

(7)	all goodwill associated therewith;

(8)	all rights of action arising therefrom; and

(9)	all claims for damage by reason of any past, present, or future infringement, misuse, or misappropriation thereof.

“Trade Secrets” means technical, scientific, and other know-how and information, trade secrets, knowledge, technology, means, methods, processes, practices, formulas, assembly procedures, computer programs, source code, apparatuses, specifications, books, records, production data, publications, databases, reports, manuals, data and results, whether in written or electronic form or hereafter developed.

“Transition Services Agreement” means the Transition Services Agreement to be entered into on the Closing Date between PCAA Parent and the Purchaser, in substantially the form attached hereto as Exhibit C.

1.2           Terms Defined Elsewhere in this Agreement.  For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated:

Term	Section
Additional Escrow Amount	3.4
Agreement	Preamble
Antitrust Laws	8.4(b)
ARRA	9.2(b)
Assumed Liabilities	2.3

Strictly Confidential

Term	Section
Bankruptcy Case	Recitals
Bankruptcy Code	Recitals
Bankruptcy Court	Recitals
Closing	4.1
Closing Date	4.1
COBRA	9.2(b)
Commitment Letters	6.6
Compromised Liabilities	2.4(b)
Confidential Information	8.6
Confidentiality Agreement	12.7
Cure Amounts	2.5
Custom Modifications	5.9(b)(ii)
Deposit	3.2
Employee Benefit Plans	5.11(b)
Escrow Agent	3.2
Equity Commitment Letter	6.6
Expedited Sale Order Request	7.3(d)
Excluded Assets	2.2
Excluded Contracts	2.2(e)
Excluded Liabilities	2.4
Exclusivity Period	7.2(a)
Financial Statements	5.4
Financing Commitment Letter	6.6
Individual Property Failure	8.10(c)
Initial Escrow Deposit Amount	3.2
Initial Termination Date	4.4(a)
Leased Real Property	5.8(b)
Leased Tangible Personal Property	5.5(b)
Material Contract	5.10
netPark	5.9(b)(ii)
New Title Objection	8.10(a)
Owned Purchased Intellectual Property	5.9(a)
Owned Real Property	2.1(b)
PCAA Parent	Preamble
Permitted New Utility Easement	8.2(b)(viii)
Personal Property Leases	5.5(b)
Potential Transaction	7.2(a)
Purchaser Plans	9.2(a)
Purchase Price	3.1
Purchased Assets	2.1
Purchased Business Name Trademarks	8.8
Purchased Contracts	2.1(c)
Purchased Intellectual Property	2.1(d)
Purchaser	Preamble
Purchaser Documents	6.2

Strictly Confidential

Term	Section
Purchaser’s April 21 Bid	Recitals
Purchaser’s April 23 Bid	Recitals
Real Property Lease	5.8(b)
Seller COBRA Beneficiaries	9.2(b)
Seller Documents	5.2
Sellers	Preamble
Supplemental Escrow Deposit Amount	3.2
Termination Date	4.4(a)
Title Company	8.10(c)
Title Objection	8.10(a)
Title Policy	8.10(c)
Trade Payables	2.4(c)
Transactions	Recitals
Transferred Employees	9.1
Transfer Taxes	11.1
Welfare Benefits	9.2(d)

1.3         Other Definitional and Interpretive Matters.

(a)           Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

Calculation of Time Period.  When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded.  If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

Dollars.  Any reference herein to “$” shall mean U.S. dollars.

Exhibits/Schedules.  All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part hereof as if set forth in full herein.  Any matter or item disclosed on one schedule shall be deemed to have been disclosed on each other schedule if, and only if, such disclosure’s applicability to such other schedule is reasonably apparent from such initial disclosure.  Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth herein.

Gender and Number.  Any reference herein to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

Headings.  The provision of a Table of Contents, the division hereof into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.  All references herein to any “Section” are to the corresponding Section hereof unless otherwise specified.

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Herein.  The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

Including.  The word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

(b)           The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision hereof.

ARTICLE II

PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES

2.1         Purchase and Sale of Assets.   On the terms and subject to the conditions set forth herein and in the Sale Order, at the Closing, Purchaser shall purchase, acquire and accept from the Sellers, and the Sellers shall sell, transfer, assign, convey and deliver to Purchaser all right, title and interest in, to and under the assets used or held for use in the conduct of the Business, including the following assets (such assets, excluding the Excluded Assets, the “Purchased Assets”), free and clear of all Liens to the extent provided in the Sale Order and subject to the Permitted Exceptions:

(a)           all accounts receivable of the Sellers other than any accounts receivable arising out of or in connection with any Excluded Asset;

(b)           subject to Section 8.10(c), good and valid title to all real property owned by the Sellers set forth on Schedule 2.1(b), together with all improvements, fixtures, easements and other appurtenances thereto and rights in respect thereof (the “Owned Real Property”);

(c)           all rights of the Sellers under the Contracts set forth on Schedule 2.1(c), which Contracts (i) shall not include any Employee Benefit Plans and (ii) shall include, among other Contracts, the Collective Bargaining Agreements, the Real Property Leases (subject to Section 8.10(c)), the Personal Property Leases and the Intellectual Property Licenses; provided that, except for the Collective Bargaining Agreements and the Contracts marked with an asterisk on Annex A attached to Schedule 2.1(c), Purchaser may elect not to assume the Sellers’ rights under any Contract set forth on Schedule 2.1(c) by providing written notice thereof (specifically identifying each such Contract) and an updated Schedule 2.1(c) to the Sellers no later than five (5) Business Days before the date of the Sale Hearing and Purchaser may elect to assume the Seller’s rights to any Contract not set forth on Schedule 2.1(c) (including any Contract previously set forth on Schedule 2.2(e)) by providing written notice thereof (specifically identifying each such Contract) and an updated Schedule 2.1(c) and if applicable Schedule 2.2(e) to the Sellers no later than five (5) Business Days before the date of the Sale Hearing (the Contracts on Schedule 2.1(c), as it may be revised and updated by Purchaser, collectively, the “Purchased Contracts”);

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(d)          all Copyrights, Trademarks and Intellectual Property and rights relating thereto (including rights under the Intellectual Property Licenses) used or held for use in the Business (the “Purchased Intellectual Property”);

(e)          all Tangible Personal Property used or held for use in the Business;

(f)           all Documents that are used or held for use in the Business, including Documents relating to services, marketing, advertising, promotional materials, Purchased Intellectual Property, personnel files for Transferred Employees, all customer files and documents (including credit information), supplier lists, records, literature and correspondence, but excluding (i) personnel files for Employees of the Sellers who are not Transferred Employees or such files as may not be transferred under applicable Law and (ii) any Documents related primarily to Excluded Assets; provided, however, to the extent such Documents are used or held for use in the conduct of the Business, Purchaser will receive copies thereof;

(g)          all Permits used by the Sellers in the Business to the extent assignable, including the Permits set forth on Schedule 2.1(g);

(h)          all rights of the Sellers under non-disclosure or confidentiality, non-compete or non-solicitation agreements with Transferred Employees or third parties to the extent relating to the Business or the Purchased Assets (or any portion thereof), as set forth on Schedule 2.1(h);

(i)           all claims, causes of action and rights of the Sellers against other Persons (other than any claims, causes of action or rights of the Sellers set forth in Section 2.2(c)) set forth on Schedule 2.1(i);

(j)           all rights of the Sellers under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers and contractors to the extent relating to products sold or services provided to the Sellers or to the extent affecting any Purchased Assets other than any warranties, representations and guarantees pertaining to any Excluded Assets;

(k)          all refunds, to the extent received or payable after the date hereof, due from, or payments due on, claims with any insurers of the Sellers to the extent related to losses of the Business being acquired by Purchaser or the Purchased Assets arising before the Closing Date;

(l)           all Pre-Paid Deposits and Car on Lot Revenue determined in accordance with Section 3.1(b);

(m)         all supplies owned by the Sellers and used in connection with the Business; and

(n)          all goodwill and other intangible assets associated with the Business, including customer and supplier lists and the goodwill associated with the Purchased Intellectual Property.

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2.2         Excluded Assets.    Nothing contained herein shall be deemed to sell, transfer, assign or convey the Excluded Assets to Purchaser, and the Sellers shall retain all right, title and interest to, in and under the Excluded Assets.  “Excluded Assets” shall mean the following assets, properties, interests and rights of the Sellers, other than the Purchased Assets:

(a)          all cash, cash equivalents, bank deposits or similar cash items of the Sellers;

(b)          except for Pre-Paid Deposits, all deposits and prepaid charges and expenses of the Sellers including deposits, prepaid charges and expenses which relate to Contracts that Purchaser is not assuming pursuant to this Agreement (including for avoidance of doubt, all the deposits and pre-paid charges and expenses set forth on Schedule 2.2(b) or which relate to Contracts which have been or will be rejected by the Sellers at or prior to the Closing);

(c)          all claims, causes of action or rights of the Sellers other than those set forth on Schedule 2.1(i), including under sections 502(d), 544, 545, 547, 548, 549 and 550 of the Bankruptcy Code, or any other avoidance actions under the Bankruptcy Code or other applicable Law, provided, however, that the Sellers shall not pursue any claims or causes of action against any Person with whom Purchaser has a business relationship as a trade creditor, vendor or supplier relating to the Purchased Assets after the Closing without Purchaser’s prior consent;

(d)          subject to Section 8.10(c), all real property owned or leased by the Sellers set forth on Schedule 2.2(d), together with all improvements, fixtures and other appurtenances thereto and rights in respect thereof;

(e)          all rights of the Sellers under the Contracts set forth on Schedule 2.2(e) and all contracts not set forth on Schedule 2.1(c) as it may be updated by Purchaser in accordance with Section 2.1(c) (collectively, the “Excluded Contracts”); provided that Purchaser may elect to assume the Sellers’ rights under any Contract set forth on Schedule 2.2(e) by providing written notice thereof (specifically identifying each such Contract) and an updated Schedule 2.2(e) to the Sellers no later than five (5) Business Days before the date of the Sale Hearing;

(f)           all assets held (by any Sellers or in any trust) under Employee Benefit Plans;

(g)          all Copyrights, Trademarks and Intellectual Property and rights relating thereto of the Sellers set forth on Schedule 2.2(g);

(h)          any claim, right or interest of the Sellers in or to any refund, rebate, abatement or other recovery for Taxes, together with any interest due thereon or penalty rebate arising therefrom for any Tax period (or portion thereof) ending on or before the Closing Date;

(i)           all Documents other than those set forth in Section 2.1(f);

(j)           all capital stock, membership interests or other equity interests of the Sellers in other Persons;

(k)          all Tangible Personal Property set forth on Schedule 2.2(k);

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(l)           all assets, properties, interests and rights of the Sellers set forth on any written notice (specifically identifying each such assets, properties, interests and rights) from Purchaser to the Sellers no later than one (1) Business Day before the date of the Sale Hearing;

(m)         all rights of the Sellers under this Agreement; and

(n)          all amounts escrowed by the Sellers prior to the Closing Date in connection with Liabilities for real property Taxes.

2.3         Assumption of Liabilities.    On the terms and subject to the conditions set forth herein, at the Closing Purchaser shall assume, effective as of the Closing, and shall timely perform and discharge in accordance with their respective terms, the following Liabilities of the Sellers (collectively, the “Assumed Liabilities”):

(a)          all Liabilities arising under the Purchased Contracts which first arise from and after the Closing Date, except as set forth in Section 2.4 and Section2.5;

(b)          all other Liabilities arising out of the conduct, operation or ownership of the Purchased Assets which first arise from and after the Closing Date;

(c)          all Liabilities in respect of Pre-Paid Revenue;

(d)          all Liabilities of Purchaser arising under this Agreement, including amounts required to be paid by Purchaser hereunder; and

(e)          all other Liabilities set forth on Schedule 2.3(e).

2.4         Excluded Liabilities.    Purchaser shall not assume or be liable for any Excluded Liabilities.  “Excluded Liabilities” shall mean any and all liabilities or obligations (whether direct or indirect, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether due or to become due, whether in contract, tort, strict liability or otherwise, and whether claims with respect thereto are asserted before, on or after the Closing) of any Seller that are not Assumed Liabilities.  Excluded Liabilities shall include, without limitation, the following Liabilities:

(a)          all Liabilities arising out of Excluded Assets, including Excluded Contracts;

(b)          all Liabilities with respect to (i) accrued and unpaid payroll (including applicable withholding, payroll, employment, social security and unemployment Taxes thereon) as of the Closing Date, (ii) accrued and unused vacation, sick days and personal days through the Closing Date, in each case with respect to Transferred Employees as set forth in Section 9.2(e), and (iii) all other claims, causes of action or charges related to any Employee who is terminated by the Sellers as of or prior to the Closing Date and then rehired by the Purchaser subsequent to the Closing Date, in each case only to the extent arising prior to the Closing;

(c)          all Liabilities relating to accounts payable incurred in the Ordinary Course of Business (including, for the avoidance of doubt, (i) invoiced accounts payable and (ii) accrued but uninvoiced accounts payable) (“Trade Payables”), in each case existing on the Closing Date, except as set forth in Section 2.5(b);

(d)          all Liabilities with respect to Cure Amounts in excess of $250,000 in the aggregate, as set forth in Section 2.5 (a);

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(e)           all Liabilities for Taxes relating to the Purchased Assets or the Business for any Tax periods (or portions thereof) ending on or prior to the Closing Date;

(f)           all Liabilities incurred in the Ordinary Course of Business before the Closing Date, including those that are subject to compromise under the Bankruptcy Case (the “Compromised Liabilities”), other than the Assumed Liabilities and any Cure Amounts that Purchaser is required to pay pursuant to Section 2.5;

(g)          all Transfer Taxes imposed in connection with the transactions contemplated hereby;

(h)          all fees or commissions to any broker or investment bank in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Sellers;

(i)           all Liabilities of the Sellers arising under this Agreement, including amounts required to be paid by the Sellers hereunder;

(j)           all Indebtedness of the Sellers;

(k)          all Liabilities under the Employee Benefit Plans; and

(l)           all Liabilities arising under Environmental Law related to, or arising out of, the ownership and operation of the Business before the Closing Date, including those set forth on Schedule 2.4(l).

2.5         Cure Amounts and Trade Payables.

(a)           At Closing and pursuant to section 365 of the Bankruptcy Code, the Sellers shall assign to Purchaser and Purchaser shall assume from the Sellers the Purchased Contracts, Intellectual Property Licenses for the Purchased Intellectual Property, Permits, Real Property Leases, and Personal Property Leases.  In connection with such assumption and assignment, if there has been a default under any contract or lease to be assigned, the Sellers shall cure, or provide adequate assurance that they will promptly cure, all monetary defaults, including all actual or pecuniary losses, if any, that have resulted from such defaults, as determined by the Bankruptcy Court, necessary to cure all such defaults (the “Cure Amounts”). Purchaser shall reimburse the Sellers, at the Closing, up to $250,000 of the Cure Amounts and the Sellers shall be responsible for all Cure Amounts in excess of $250,000.  The Bankruptcy Court shall retain jurisdiction to determine any disputes regarding Cure Amounts.  Notwithstanding the pendency of a dispute regarding any Cure Amount, the Closing may occur. For the avoidance of doubt, Purchaser may, but shall have no obligation to, participate in any dispute resolution or litigation surrounding Cure Amounts, given the Sellers shall be solely responsible (financially and otherwise) for the carrying out of that process.

(b)           At Closing, Purchaser, upon the prior consent of the Sellers, may assume and pay all or some Trade Payables, upon which event the Purchaser shall receive a dollar for dollar deduction from the Purchase Price equal to the amount of such Trade Payables.

(c)           At Closing, Purchaser may assume and pay the Cure Amounts, upon which event the Purchaser shall provide evidence reasonably satisfactory to the Sellers of any such payment, and receive a dollar for dollar deduction from the Purchase Price equal to the amount of such Cure Amounts in excess of $250,000.

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2.6         Further Conveyances and Assumptions.

(a)           Each of the Parties will use all reasonable best efforts to take all actions and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article X, and procurement, execution and delivery, as appropriate, of the instruments and other items contemplated under Article IV including in the case of Sellers, the delivery of the Purchased Assets free and clear of all Liens to the extent provided in the Sale Order and subject to the Permitted Exceptions).  From time to time following the Closing, the Sellers and Purchaser shall, and shall cause their respective Affiliates to, execute, acknowledge and deliver all such further conveyances, notices, assumptions, releases and acquittances and such other instruments, and shall take such further actions, as may be necessary or appropriate to assure fully to Purchaser and its respective successors or assigns, the sale, transfer, assignment, conveyance and delivery of all of the Purchased Assets free and clear of all Liens to the extent provided in the Sale Order and subject to the Permitted Exceptions, including all of the properties, rights, titles, interests, estates, remedies, powers and privileges intended to be sold, transferred, assigned, conveyed and delivered to Purchaser hereunder and the Seller Documents and to assure fully to the Sellers and its Affiliates and their successors and assigns, the assumption of the liabilities and obligations intended to be assumed by Purchaser hereunder and the Seller Documents, and to otherwise make effective the transactions contemplated hereby and thereby.

2.7         Bulk Sales Laws.  Purchaser hereby waives compliance by the Sellers with the requirements and provisions of any “bulk transfer” Laws of any jurisdiction that may otherwise be applicable with respect to the sale and transfer of any or all of the Purchased Assets to Purchaser.

ARTICLE III

CONSIDERATION

3.1         Consideration.

(a)           The aggregate consideration for the Purchased Assets shall be (a) an amount in cash equal to (i) $141,000,000.00 (the “Base Purchase Price”), plus (ii) the amount of Pre-Paid Deposits, plus (iii) the amount of Car on Lot Revenue, minus (iv) the amount of Pre-Paid Revenue (the Base Purchase Price as adjusted, the “Purchase Price”) and (b) the assumption of the Assumed Liabilities.

(b)           No later than 10 days before the Closing Date, Purchaser and the Sellers shall reasonably agree upon a schedule, prepared in good faith based on the books and records of the Sellers, estimated as of the Closing Date, setting forth the amount of the Pre-Paid Deposits, which schedule Purchaser and the Sellers shall use reasonable good faith efforts to update and finalize as of the day before the Closing Date.

(c)           No later than 3 Business Days before the Closing Date, Purchaser and the Sellers shall reasonably agree upon a schedule, prepared in good faith based on the books and records of the Sellers, estimated as of the Closing Date, setting forth the amount of the Pre-Paid Revenue, which schedule Purchaser and the Sellers shall use reasonable good faith efforts to update and finalize as of the day before the Closing Date.

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(d)           Purchaser and the Sellers shall reasonably agree upon a schedule, prepared in good faith consistent with the Sellers’ past practice of calculating Car on Lot Revenue as of the end of the Sellers’ fiscal quarters, setting forth the amount of Car on Lot Revenue as of 12:01 am on the Closing Date.

(e)           With regard to all Owned Real Property and Leased Real Property, apportionments shall be made between the parties as of the close of business on the day prior to the Closing Date for (i) real property Taxes, (ii) water charges and sewer rents on the basis of the fiscal period for which assessed (unless there is a water meter on the property, in which case the apportionment of water charges shall be based on the last available reading), (iii) payments for utility services, if any, to be transferred to Purchaser at Closing, and (iv) rents and other amounts paid or payable under the Real Property Leases, which amounts shall be paid by Purchaser to the Sellers or credited to Purchaser, as the case may be, at the Closing as an adjustment to the Purchase Price.

3.2         Purchase Price Deposit.  On the Bid Due Date, Purchaser, the Sellers and Wells Fargo Bank NA (the “Escrow Agent”) entered into the Escrow Agreement, and in accordance therewith, Purchaser made a deposit with the Escrow Agent of $ 5,778,312.50 (the “Initial Escrow Deposit Amount”) by wire transfer of immediately available funds into an account designated by the Escrow Agent.  On May 6, 2010, Purchaser shall make an additional deposit with the Escrow Agent of $1,271,687.50 (the “Supplemental Escrow Deposit Amount,” which such amount, together with the Initial Escrow Deposit Amount, constitute the good faith deposit by Purchaser pursuant to the Bidding Procedures, the “Deposit”), to be released and delivered (together with all accrued investment income thereon) by the Escrow Agent to either Purchaser or the Sellers, as applicable, as follows, in each case in accordance with the Escrow Agreement:

(a)           if the Closing shall occur, the Deposit shall be paid by the Escrow Agent to the Sellers and applied towards the Purchase Price payable by Purchaser to the Sellers under Section 3.1 and all accrued investment income thereon shall be delivered to Purchaser at the Closing;

(b)           if this Agreement is terminated (i) pursuant to Section 4.4(b), (c), (e), (f), (h), (i) or (j) or (ii) pursuant to Section 4.4(a) if the Closing does not occur on or before the Initial Termination Date (or any extension thereof pursuant to Section 4.4(a), unless, in the case of this clause (ii), the failure of the Closing to occur on or before such date has been caused by a material breach by Purchaser of any of its representations, warranties, covenants or agreements contained herein), then, in the case of clause (i) or clause (ii), the Deposit, together with all accrued investment income thereon, shall be returned to Purchaser;

(c)           if this Agreement is terminated under any circumstances pursuant to which Purchaser is not entitled to the Deposit pursuant to Section 3.2(b), the Deposit, together with all accrued investment income thereon, shall be released to PCAA Parent; and

(d)           the Deposit shall form no part of the Sellers’ Chapter 11 estate under Section 541(a) of the Bankruptcy Code or otherwise, and the Sellers shall claim no right, title or interest in the Deposit other than as set forth herein.

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3.3         Payment of Purchase Price; Allocation of Proceeds.

(a)           On the Closing Date, Purchaser shall pay the Purchase Price (less the Deposit and the Additional Escrow Amount, if applicable) to the Sellers by wire transfer of immediately available funds, and the Escrow Agent shall pay the Deposit to the Sellers, in each case into an account designated by PCAA Parent prior to the Closing Date.

(b)           The Purchase Price shall be allocated among the businesses conducted at the properties of the Sellers before the Closing in accordance with Schedule 3.3(b).

3.4         Additional Escrow Amount.  In the event that Closing occurs on or before the 14th calendar day following the entry of the Sale Order, Purchaser shall be entitled to deposit an amount equal to $500,000 of the Purchase Price (the “Additional Escrow Amount”) with an escrow agent pursuant to an escrow agreement to be entered into between the parties, to be used to reimburse Purchaser for reasonable and documented out-of-pocket costs and expense (including legal fees and expenses) incurred by Purchaser in connection with its participation in defending against any appeal, if any, that is filed during such 14-day period.  The Additional Escrow Amount shall be released to the Sellers on the 15th day following the entry of the Sale Order, if no appeal shall have been filed during such 14-day period, or, if an appeal shall have been filed during such 14-day period, any remaining Additional Escrow Amount shall automatically and promptly be released to the Sellers upon final resolution of any such appeal.

ARTICLE IV

CLOSING AND TERMINATION

4.1         Closing Date.  The closing of the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities provided for in Article II (the “Closing”) shall take place at the offices of Milbank, Tweed, Hadley & McCloy LLP located at 1 Chase Manhattan Plaza, New York, New York 10005 or at such other place as the parties may designate in writing) at 10:00 a.m. (New York City time) on the date that is two Business Days following the satisfaction (or the waiver thereof by the party entitled to waive that condition) of the conditions set forth in Article X (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), unless another time or date, or both, are agreed to in writing by the parties hereto; provided, that if the parties hereto mutually agree in their sole discretion, the Closing shall occur on the last day of the calendar month in which the conditions set forth in Article X (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) are satisfied (or waived by the party entitled to waive that condition).  The date on which the Closing shall be held is referred to herein as the “Closing Date”.  Unless otherwise agreed by the parties in writing, the Closing shall be deemed effective and all right, title and interest of the Sellers to be acquired by Purchaser hereunder shall be considered to have passed to Purchaser as of 12:01 p.m. (New York City time) on the Closing Date.

4.2         Deliveries by the Sellers.  At the Closing, the Sellers shall deliver to Purchaser:

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(a)          the Purchased Assets, free and clear of all Liens to the extent provided in the Sale Order and subject to the Permitted Exceptions;

(b)          a duly executed assignment and bill of sale and trademark assignment in substantially the forms of Exhibit D attached hereto and general assignments of all other Purchased Intellectual Property; Purchaser reserves the right to designate one or more entities to accept title to the Purchased Assets and Purchased Intellectual Property, provided that no such designation shall relieve Purchaser of any of its obligations and Liabilities hereunder;

(c)          a duly executed assumption agreement in substantially the form of Exhibit E attached hereto;

(d)          the officer’s certificate required to be delivered pursuant to Section 10.1(c);

(e)          the Sale Order issued by the Bankruptcy Court, in form and substance satisfactory to the Purchaser in its sole discretion;

(f)           the Confirmation Order issued by the Bankruptcy Court, in form and substance reasonably satisfactory to the Purchaser and satisfactory to the Sellers; provided, however, that Purchaser may waive delivery of the Confirmation Order under the terms set forth in Section 7.3(d);

(g)          the Avoidance Action Release approved by the Sale Order;

(h)          a duly executed Transition Services Agreement; and

(i)           all other instruments of conveyance and transfer and certificates and affidavits, in form and substance reasonably acceptable to Purchaser, as may be necessary to convey the Purchased Assets to Purchaser free and clear of all Liens to the extent provided in the Sale Order and subject to the Permitted Exceptions, including (i) non-foreign affidavits dated as of the Closing Date, sworn under penalty of perjury and in form and substance required under Treasury Regulations issued pursuant to Code § 1445 stating that none of the Sellers is a “foreign person” as defined in Code § 1445, (ii) certificate of title and title transfer documents to all titled motor vehicles, (iii) quitclaim deeds with respect to each of the Owned Real Property, or if required by the Title Company such other customary form of deed as may be required by the Title Company to issue each Title Policy subject only to the Permitted Exceptions, and (iv) customary owner’s affidavits in the Title Company’s standard form, with such modifications as may be reasonably agreed by the Sellers and Purchaser and are acceptable to the Title Company in order to issue each Title Policy subject only to Permitted Exceptions.

4.3           Deliveries by Purchaser.  At the Closing, Purchaser shall deliver to the Sellers:

(a)           the Purchase Price (less the Deposit and the Additional Escrow Amount, if applicable), in immediately available funds, as set forth in Section 3.3;

(b)          a duly executed assumption agreement in substantially the form of Exhibit E attached hereto;

(c)           the officer’s certificate required to be delivered pursuant to Section 10.2(c);

(d)          a duly executed Transition Services Agreement; and

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(e)           such other documents, instruments and certificates as the Sellers may reasonably request.

4.4         Termination of Agreement.  This Agreement may be terminated prior to the Closing as follows:

(a)           by Purchaser or the Sellers, if the Closing shall not have occurred by the close of business on May 19, 2010 (the “Initial Termination Date”); provided, however, that if the Closing shall not have occurred due to a failure of the conditions set forth in Section 10.2(e), Section 10.3(b), Section 10.3(c) or Section 10.3(d) and provided that all other conditions to the respective obligations of the parties to close hereunder that are capable of being fulfilled by the Initial Termination Date (other than deliveries to be made at the Closing) shall have been so fulfilled or waived, then no party may terminate this Agreement prior to June 21, 2010 (the Initial Termination Date, together with any extension thereof pursuant to this proviso, the “Termination Date”); provided, further, that if the Closing shall not have occurred on or before the Initial Termination Date (as it may be extended pursuant to this Section 4.4(a)) due to a material breach of any covenants or agreements contained herein by Purchaser or any of the Sellers, then the breaching party may not terminate this Agreement pursuant to this Section 4.4(a);

(b)           by mutual written consent of the Sellers and Purchaser;

(c)           by the Sellers or Purchaser, if there shall be in effect any Law that makes consummation of the transaction contemplated by this Agreement illegal or otherwise prohibited or a final nonappealable Order of a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; it being agreed that the parties hereto shall promptly appeal any adverse determination which is appealable (and pursue such appeal with reasonable diligence);

(d)           Intentionally Omitted;

(e)           by Purchaser, at any time after the Sellers file a stand-alone Chapter 11 Plan with the Bankruptcy Court or at any time after Sellers file any Chapter 11 Plan that involves approval of a sale of any of the Purchased Assets to a party other than the Purchaser;

(f)           by Purchaser, if there shall be a breach by any of the Sellers of any representation, warranty, covenant or agreement of the Sellers contained in this Agreement which would result in a failure of a condition set forth in Section 10.1 or Section 10.3, and which breach cannot be cured or has not been cured by such Seller by the earlier of (i) 30 days after the giving of written notice by Purchaser to the Sellers of such breach and (ii) the Termination Date; provided, however, that Purchaser is not then in material breach of this Agreement;

(g)           by the Sellers, if (A) there shall be a breach by Purchaser of any representation, warranty, covenant or agreement of Purchaser contained in this Agreement which would result in a failure of a condition set forth in Section 10.2 or Section 10.3, and which breach cannot be cured or has not been cured by Purchaser by the earlier of (i) 30 days after the giving of written notice by the Sellers to Purchaser of such breach and (ii) the Termination Date, or (B) Purchaser fails to deposit with the Escrow Agent the Supplemental Escrow Deposit Amount by May 6, 2010; provided however, that none of the Sellers are then in material breach of this Agreement;

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(h)          by Purchaser, if either (i) Intentionally Omitted, (ii) the Sale Order shall not have been entered by the Bankruptcy Court by the Termination Date, or (iii) the Confirmation Order shall not have been entered by the Bankruptcy Court by the Termination Date, provided that if all other conditions to the respective obligations of the parties to close hereunder shall have been so fulfilled or waived (other than deliveries to be made at the Closing), then Purchaser shall not be entitled to terminate this Agreement pursuant to this Section 4.4(h)(ii) or 4.4(h)(iii) unless Purchaser is entitled to terminate this Agreement, as applicable, in accordance with Section 4.4(a);

(i)           by Purchaser, if (x) Intentionally Omitted, or (y) the Sale Order is modified in any material respect, in each case without the prior written consent of Purchaser; or

(j)           by Purchaser, if the Bankruptcy Case is converted to cases under chapter 7 of the Bankruptcy Code, a trustee or examiner with expanded powers is appointed pursuant to the Bankruptcy Code or the Bankruptcy Court enters an order pursuant to section 362 of the Bankruptcy Code lifting the automatic stay with respect to any portion of the Purchased Assets having an aggregate fair market value in excess of $1,000,000 or which results in the loss of a material benefit reasonably expected to be received by Purchaser.

4.5         Procedure Upon Termination.  In no event shall the Sellers have the right to terminate this Agreement unless and until any and all amounts payable to Purchaser pursuant to Section 7.1 in connection with such proposed termination are available to be paid and have been set aside for payment to Purchaser pursuant to the terms of Section 7.1.  In the event of termination by Purchaser or the Sellers, or both, pursuant to Section 4.4, (i) written notice thereof shall forthwith be given to the other party or parties, and this Agreement shall terminate, and the purchase and assumption of the Purchased Assets and Assumed Liabilities hereunder shall be abandoned, without further action by Purchaser or the Sellers, and (ii) each party shall return all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same.

4.6         Effect of Termination.

(a)           In the event that this Agreement is validly terminated as provided herein, then each of the parties shall be relieved of its duties and obligations arising hereunder after the date of such termination and such termination shall be without liability to Purchaser or the Sellers; provided, however, that the obligations of the parties set forth in this Section 4.6, Section 3.2(b), (c) and (d), Section 7.1, Section 8.5 and Article XII shall survive any such termination and shall be enforceable hereunder.

(b)           Notwithstanding anything to the contrary set forth in this Agreement, except in the event of any liability or damage resulting from fraud prior to the date of termination, (i) the Sellers’ aggregate Liability for money damages hereunder shall be capped at $3,816,250.00, which claim is entitled to administrative priority status, and such amount shall be the sole and exclusive remedy of the Purchaser under this Agreement and (ii) Purchaser’s aggregate Liability for money damages hereunder shall be capped at an amount equal to the Deposit and the Deposit, if and to the extent payable to the Sellers in accordance with Section 3.2(c), shall be the sole and exclusive remedy of the Sellers under this Agreement.  For the avoidance of doubt, no obligation of the Purchaser hereunder shall be construed to be an obligation of Purchaser to sue or take any other action against any counterparties to the Equity Commitment Letter and/or the Financing Commitment Letter to enforce the rights of Purchaser thereunder and the Sellers shall not take any action against any counterparties to the Equity Commitment Letter and/or the Financing Commitment Letter in connection with the transactions contemplated hereby.

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ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

The Sellers hereby represent and warrant to Purchaser that:

5.1         Organization and Good Standing.  Each Seller is a limited liability company or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and, subject to the limitations imposed on such Seller as a result of having filed a petition for relief under the Bankruptcy Code, has all requisite limited liability company or partnership power and authority to own, lease and operate its properties and carry on the Business as now conducted.  Each Seller is duly qualified or authorized to do business as a foreign limited liability company or partnership and is in good standing under the laws of each jurisdiction in which any property or asset owned, leased, licensed, operated or used by such Seller, or any business, operation, or affair conducted by such Seller makes it necessary or appropriate for such Seller to be licensed or qualified to do business and in good standing in such jurisdiction.  Each Seller has delivered to Purchaser true, complete and correct copies of its organizational documents as in effect on the date hereof.

5.2         Authorization of Agreement.  Except for such authorization as is required by the Bankruptcy Court (as hereinafter provided for), each Seller has the requisite power, authority and legal capacity to execute and deliver this Agreement and each other agreement, document, or instrument or certificate contemplated hereby or to be executed by any Seller in connection with the consummation of the transactions contemplated hereby (the “Seller Documents”), to perform its respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution and delivery hereof and the Seller Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite limited liability or other action on the part of each Seller.  This Agreement has been, and each of the Seller Documents will be at or prior to the Closing, duly and validly executed and delivered by each Seller and, assuming the due authorization, execution and delivery by the other parties hereto and thereto and the entry of the Sale Order, this Agreement constitutes, and each of the Seller Documents when so executed and delivered will constitute, legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

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5.3         Conflicts; Consents of Third Parties.

(a)           Except as set forth on Schedule 5.3(a), none of the execution and delivery by any Seller hereof or by any Seller of the Seller Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by such Seller with any of the provisions hereof or thereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or give rise to any obligation of any Seller to make any payment under, or to the increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Liens upon any of the properties or assets of such Seller under any provision of (i) the certificate of formation and limited liability company agreement (or other comparable organizational documents) of such Seller; (ii) subject to entry of the Sale Order, any Purchased Contract or Permit to which such Seller is a party or by which any of the properties or assets of such Seller are bound; (iii) subject to entry of the Sale Order, any Order of any Governmental Body applicable to such Seller or any of the properties or assets of such Seller as of the date hereof; or (iv) subject to entry of the Sale Order, any applicable Law.

(b)           Except as set forth on Schedule 5.3(b), no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to any Person or Governmental Body is required on the part of any Seller in connection with the execution and delivery hereof or the Seller Documents, the compliance by such Seller with any of the provisions hereof or thereof, the consummation of the transactions contemplated hereby or thereby or the taking by such Seller of any other action contemplated hereby or thereby, except for (i) compliance with the applicable requirements of the HSR Act, (ii) the entry of the Sale Order and the Bidding Procedures Order, and (iii) any immaterial consents, waivers, approvals, Orders, Permits, authorizations, declarations, filings and notifications.

5.4         Financial Statements.  The Sellers have delivered to Purchaser copies of (i) the audited consolidated balance sheets of PCAA Parent as of December 31, 2007 and 2008 and the related audited consolidated statements of income and of cash flows of PCAA Parent for the years then ended and (ii) the unaudited consolidated balance sheet of PCAA Parent as at September 30, 2009 and the related consolidated statement of income and cash flows of PCAA Parent for the nine month period then ended (such audited and unaudited statements, including the related notes and schedules thereto, are referred to herein as the “Financial Statements”).  Each of the Financial Statements is complete and correct in all material respects, has been prepared in accordance with GAAP consistently applied without modification of the accounting principles used in the preparation thereof throughout the periods presented and presents fairly in all material respects the consolidated financial position, results of operations and cash flows of the Sellers as of the dates and for the periods indicated therein, subject to normal year-end adjustments and the absence of complete notes in the case of the unaudited statements.

5.5         Tangible Personal Property.

(a)           One or more of the Sellers owns the Tangible Personal Property free and clear of all Liens other than Permitted Exceptions.

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(b)           Schedule 5.5(b) sets forth all leases or other agreements (individually, a “Personal Property Lease”) relating to Tangible Personal Property leased by the Sellers (the “Leased Tangible Personal Property”) resulting in annual payments of $10,000 or more.  Each Personal Property Lease is a valid and existing leasehold interest of the applicable Seller free and clear of all Liens, except Liens set forth on Schedule 5.5(b) and Permitted Exceptions.  No Seller is in material default under, and, to the Knowledge of Seller, no other party is in material default under, any Personal Property Lease, and no event has occurred and is continuing that constitutes or, with notice or the passage of time, or both, would constitute a material default under such Personal Property Lease.

(c)           All Tangible Personal Property and Leased Tangible Personal Property of each of the Sellers is and immediately after the Closing will be free of defects and deficiencies (other than Permitted Exceptions), is and immediately after the Closing will be in good operating condition and repair (ordinary and reasonable wear and tear excepted), is and immediately after the Closing will be suitable for the purposes for which it is currently used or intended to be used and, together with the other Purchased Assets, immediately after the Closing will be sufficient for Purchaser to conduct the Business without interruption and in the Ordinary Course of Business as it has been conducted by the Sellers.  None of the Sellers has, and immediately after the Closing none of the Sellers will have, leased or subleased to any other Person any of its Tangible Personal Property or Leased Tangible Personal Property. None of the Sellers has, and immediately after the Closing none of the Sellers will have, assigned to any other Person its interest under any lease or sublease with respect to any Leased Tangible Personal Property of such Seller. The rental set forth in each lease or sublease of any item or distinct group of Leased Tangible Personal Property of each Seller is and immediately after the Closing will be the actual rental being paid by such Seller and there are and immediately after the Closing will be no separate agreements or understandings in respect thereof.

(d)           Schedule 5.5(d) sets forth a true and complete list of all vehicles used or held for use in the conduct of the Business.

5.6         Absence of Certain Developments.  Except as expressly contemplated hereby or as set forth on Schedule 5.6, since September 30, 2009, (i) the Sellers have conducted the Business only in the Ordinary Course of Business, (ii) there has not been any Effect that has had or would reasonably be expected to have a Material Adverse Effect and (iii) no Seller has taken, or failed to take, any action, which the taking of or failure to take after the date hereof would have required the prior written consent of Purchaser pursuant to Section 8.2.  Following the date hereof, there has not been any material and adverse Effect with respect to the results of operation of the Business or the Purchased Assets which would reasonably be expected to result in a decrease in annual revenues of the Business for the calendar year ending on December 31, 2010 of more than $6,800,000 as compared to the revenue of the Business for the twelve month period ending on the date hereof.

5.7         Taxes.  Except as set forth on Schedule 5.7(a), and except for matters that have not had and would not reasonably be expected to have a Material Adverse Effect,

(a)           (i) the Sellers have timely filed all Tax Returns required to be filed with the appropriate Tax Authorities in all jurisdictions in which such Tax Returns are required to be filed (taking into account any extension of time to file granted or to be obtained on behalf of the Sellers); and (ii) all Taxes shown to be payable on Tax Returns of the Sellers or that are otherwise due and payable have been paid;

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(b)           none of the Sellers is a “Foreign Person” within the meaning of Section 1445 of the Code;

(c)           there are no Tax Liens on the Purchased Assets, except Permitted Exceptions;

(d)           the Sellers have complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes (including withholding and reporting requirements under Code sections 3401 through 3406, 6041 and 6049 and similar provisions under any other Laws) and has, within the time and in the manner prescribed by Law, withheld from employee wages and paid over to the proper government authorities all required amounts; and

(e)           no audits or other administrative proceedings or court proceedings with regard to any Taxes or Tax Returns of any Seller is presently pending, or to the Knowledge of Seller, has been threatened in writing against any Seller.

5.8         Real Property.

(a)           The Sellers have good and valid fee title to all Owned Real Property, free and clear of all Liens, except the Permitted Exceptions.  No Seller has granted any purchase option, right of first offer or right of first refusal with respect to any Owned Real Property.  To the Knowledge of Seller, none of the Owned Real Property is subject to any purchase option, right of first offer or right of first refusal, except as disclosed in the Title Commitments.

(b)           Schedule 5.8(b) sets forth the documents which comprise all leases, licenses and subleases, including all amendments thereto and guarantees thereof (individually, a “Real Property Lease”), relating to real property leased, licensed or subleased by the Sellers (the “Leased Real Property”).  Each Real Property Lease is a valid and existing leasehold or license interest of the applicable Seller free and clear of Liens, except for Permitted Exceptions.  No Seller is in material default under, and, to the Knowledge of Seller, no other party is in material default under, any Real Property Lease, and no event has occurred and is continuing that constitutes or, with notice or the passage of time, or both, would constitute a material default under such Real Property Lease.  The rental set forth in each Real Property Lease of any parcel of Leased Real Property of each Seller is and immediately after the Closing will be the actual rental being paid by such Sellers and there are and immediately after the Closing will be no separate agreements or understandings in respect thereof.  No Seller has assigned to any other Person its interest under any Real Property Lease of such Seller.

(c)           To the Knowledge of Seller, except as set forth on Schedule 5.8(c), there are no condemnation or eminent domain proceedings of any kind pending or threatened against any Owned Real Property or Leased Real Property of any Seller.  No Seller has leased, subleased or licensed to any other Person any parcel or any portion of any parcel of any Owned Real Property or Leased Real Property of such Seller, other than any such leases, subleases and licenses that are Permitted Exceptions.

(d)           The Sellers are in possession of each parcel of Owned Real Property and Leased Real Property of such Seller, except to the extent such Owned Real Property or Leased Real Property has been leased, licensed or subleased by the Sellers as set forth on Schedule 5.8(b).  All existing water, sewer, steam, gas, electricity, telephone, and other utilities required for the use, occupancy, and operation of the Owned Real Property and Leased Real Property of each Seller are adequate in all material respects for the conduct of the Business as it currently is conducted.  To the Knowledge of Seller, no improvements to any Owned Real Property or Leased Real Property have been materially damaged by any casualty.

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5.9         Intellectual Property.

(a)           There are no Patents used or held for use in the Business.  Except as set forth on Schedule 5.9(a), the Sellers own or have valid licenses to use all Purchased Intellectual Property.  Other than the Intellectual Property, Copyrights, Patents and Trademarks used by the Sellers pursuant to an Intellectual Property License, the Sellers own all right, title and interest in the Purchased Intellectual Property (including the items listed on Schedule 5.9(d) and on Schedule A to the form of trademark assignment attached as Exhibit D hereto) (the “Owned Purchased Intellectual Property”) free and clear of all Liens other than Permitted Exceptions.  The Purchased Intellectual Property includes all the Intellectual Property, Copyrights, Patents and Trademarks that are, as of the date hereof, used in connection with the conduct and operation of the Business.  As of the date hereof, there has been no assertion or claim made to any Seller asserting invalidity, misuse or unenforceability of any Purchased Intellectual Property or challenging the Sellers’ right to use or transfer or ownership of the applicable Purchased Intellectual Property or asserting ownership of any Owned Purchased Intellectual Property by any other Person.

(i)           All Purchased Intellectual Property of the Sellers is and immediately after the Closing will be in full force and effect.  None of the Sellers has, and immediately after the Closing no Sellers will have, granted any license or other right to any other Person with respect to any material Purchased Intellectual Property of the Sellers, other than end-user licenses to its services that incorporate any portion of the Purchased Intellectual Property of such Sellers.

(ii)          Each Trademark included in the Purchased Intellectual Property is and immediately after the Closing will be in full force and effect.  No Seller has, and immediately after the Closing no Seller will have, granted any license or other right to any other Person with respect to any Trademark.

(b)         Schedule 5.9(b) sets forth all material Intellectual Property Licenses to which any Seller is a party as of the date hereof.  Each Intellectual Property License is in full force and effect as of the date hereof and no Seller is in material default thereunder and, to the Knowledge of Seller, no other party thereto is in material default thereunder, and no event has occurred and is continuing that constitutes or, with notice or the passage of time, or both, would constitute a material default under any such Intellectual Property License.

(i)           All Intellectual Property Licenses of the Sellers are and immediately after the Closing will be in full force and effect.  No Seller has, and immediately after the Closing no Seller will have, granted any sublicense or other right to any other Person with respect to any Intellectual Property Licenses of such Seller, other than end-user licenses to its products that incorporate any portion of Intellectual Property Licenses of such Seller, in each case in accordance with such Intellectual Property Licenses.

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(ii)           The Sellers represent that the Sellers (A) entered into an agreement with netPark, LLC, an Ohio limited liability company (“netPark”), granting the Sellers a nontransferable, limited right and license to access and use the netPark Web-based parking management system, (B) do not own the netPark Web-based parking management system, (C) have engaged netPark to develop custom modifications (the “Custom Modifications”) to the netPark Web-based parking management system, and that all Custom Modifications are works for hire, and (D) own all right, title, and interest in and to (1) all Custom Modifications and (2) all copyrights, patent rights, trade secret rights and other proprietary rights relating to the Custom Modifications and any materials related to the Custom Modifications, including without limitation rights in software, scripts, utilities, tools, business processes and methodologies.

(c)         To the Knowledge of Seller, the rights of the Sellers in, to, and under the Purchased Intellectual Property, the Intellectual Property Licenses of the Sellers and the Sellers’ use thereof prior to the Closing Date in the operation of the Business, do not and immediately after the Closing, will not, misappropriate, conflict with or infringe any intellectual property of any other Person.  The Sellers have received no claim or notice from any Person alleging any such misappropriation, conflict or infringement.

(d)         Schedule 5.9(d) sets forth all Internet domain names used or held for use in conducting the Business, each of which is included in Purchased Intellectual Property.

5.10       Material Contracts.

(a)         Schedule 5.10(a) sets forth all of the following Contracts to which any Seller is a party or is otherwise bound, relating to the Business or which otherwise may bind or affect the Purchased Assets (collectively, the “Material Contracts”):

(i)           Contracts with any Affiliate or current or former officer, director, stockholder or Affiliate of any Seller.

(ii)          the Collective Bargaining Agreements;

(iii)         Contracts for the sale of any of the assets of the Business for consideration in excess of $100,000;

(iv)         Contracts relating to incurrence of Indebtedness or the making of any loans, in each case involving amounts in excess of $100,000;

(v)          Contracts which require, or are reasonably expected to require, expenditures by any Seller in excess of $25,000 per annum;

(vi)         Contracts resulting in, or are reasonably expected to result in, the receipt by the Business of more than $25,000 per annum in the aggregate;

(vii)        Contracts which materially restrict the Business from engaging in any business anywhere in the United States;

(viii)       Contracts containing any (a) non-competition, non-solicitation or similar agreements or arrangements or (b) “earn-out” or similar agreements or arrangements;

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(ix)         Contracts relating to any material joint venture, partnership or alliance;

(x)          Contracts imposing a Lien (other than Permitted Exceptions) on any Purchased Asset;

(xi)         Contracts providing for severance, retention, change in control or similar payments;

(xii)        Contracts for the employment of any Person on a full-time, part-time or consulting or other basis; or

(xiii)       Contracts that are otherwise material to the Business or the Purchased Assets or the operation thereof, including airport access agreements.

(b)           Each Material Contract is legal, valid, binding and enforceable against the Seller party thereto and, to the Knowledge of Seller, each other party thereto, and is in full force and effect (in each case, subject to the Bankruptcy Case and applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law).  Except as set forth on Schedule 5.10(b), none of the Sellers is in default under any Material Contract and, to the Knowledge of Seller, no other party to any Material Contract is in default thereof and no event has occurred and is continuing that constitutes or, with notice or the passage of time, or both, would constitute, a material default thereunder.  The Sellers have delivered or otherwise made available to Purchaser true, correct and complete copies of all Material Contracts, together with all amendments, modifications or supplements thereto.  Except as set forth on Schedule 5.10(b), no consents or approvals of any Person are required by the Sellers to assign any rights under any Purchased Contract to Purchaser.  The assignment by the Sellers of their rights under the Purchased Contracts to Purchaser at Closing will not result in any violation or default (with or without notice or lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or give rise to any obligation of Purchaser to make any payment under, or to the increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Liens upon any of the properties or assets of Purchaser following the Closing.

5.11       Labor and Employee Benefits.

(a)           Except as set forth on Schedule 5.11(a), none of the Sellers is a party to any labor or collective bargaining agreement.  Except as set forth on Schedule 5.11(a), there are no strikes, work stoppages, work slowdowns or lockouts pending or, to the Knowledge of Seller, threatened in writing against any Seller.

(b)           Schedule 5.11(b) lists all material “employee benefit plans”, as defined in Section 3(3) of ERISA, and all other material employee benefit arrangements or payroll practices, including, bonus plans, consulting or other compensation agreements, incentive, equity or equity-based compensation, or deferred compensation arrangements, stock purchase, severance pay, sick leave, vacation pay, salary continuation, disability, hospitalization, medical insurance, life insurance, scholarship programs maintained by any Seller or to which any Seller contributed or is obligated to contribute thereunder for current or former employees of such Seller (the “Employee Benefit Plans”).

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(c)           To the Knowledge of Seller, no Lien pursuant to ERISA Sections 303(k) or 4068 or pursuant to Code Sections 412(n) (as in effect through the date of its repeal) or 430(k) in favor of, or enforceable by, the Pension Benefit Guaranty Corporation with respect to any of the Purchased Assets was perfected by the Pension Benefit Guaranty Corporation prior to the filing of the Bankruptcy Case.

5.12       Litigation.  As of the date hereof, except as set forth on Schedule 5.12, there are no Legal Proceedings pending or, to the Knowledge of Seller, threatened, related to the Business or any of the Purchased Assets or against any Seller which has had or would reasonably be expected to have a Material Adverse Effect or, if adversely determined, would reasonably be expected to result in damages in excess of $100,000.  No Seller is subject to any Order except to the extent the same has not resulted in and would not reasonably be expected to result in a Material Adverse Effect.

5.13       Compliance with Laws; Permits.

(a)           As of the date hereof, the Sellers are in material compliance with all Laws applicable to the Purchased Assets or the Business, except with respect to Taxes and Environmental Laws which shall be governed by Sections 5.7 and 5.14, respectively; provided, that any legal, non-conforming use of any Owned Real Property or Leased Real Property shall be deemed to be in material compliance.  As of the date hereof, none of the Sellers has received any notice of or been charged with the violation of any Laws.  To the Knowledge of Seller, no fact, circumstance, or condition exists that could give rise to or serve as the basis for the issuance or imposition of any Order with respect to any of the Purchased Assets.

(b)           As of the date hereof, the Sellers have all material Permits which are required for the operation of the Business as presently conducted.  None of the Sellers is in material default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a material default or violation) of any term, condition or provision of any Permit to which it is a party.  To the Knowledge of Seller, no fact, circumstance, or condition exists that could cause the acceleration, amendment, cancellation, revocation, rescission, suspension, termination, withdrawal, or other modification of any such Permits, or give any Person the right to do so.  Such Permits are assignable to Purchaser and, to the Knowledge of Seller, such Permits are and immediately after the Closing will be sufficient to allow the Purchaser to conduct the portion of the Business acquired by Purchaser immediately after the Closing in substantially the same manner as conducted by the Sellers as of the date hereof.

(c)           The Sellers own, lease, license, operate and use the Purchased Assets and conduct the Business in accordance with and immediately after the Closing will be in full compliance with its organizational documents (as in effect as of the date hereof) and in material compliance with all Laws, Permits, and Orders applicable to the Purchased Assets and the Business; provided, that any legal, non-conforming use of any Owned Real Property or Leased Real Property shall be deemed to be in material compliance.  The Sellers have received no notice or other communication, oral or written, from any Governmental Body alleging any material contravention or violation by any Seller of any Law, Permit, or Order applicable to it or to any of the Purchased Assets or the Business.

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5.14       Environmental Matters.  The representations and warranties contained in this Section 5.14 are the sole and exclusive representations and warranties of the Sellers pertaining or relating to any environmental, health or safety matters, including any matter arising under any Environmental Law.  Except as set forth on Schedule 5.14, to the Knowledge of Seller, after due inquiry, as of the date hereof:

(a)           the operations of the Sellers with respect to the Purchased Assets have been conducted and are in compliance in all material respects with all applicable Environmental Law and all material Permits issued pursuant to Environmental Law, a list of such material Permits being set forth on Schedule 5.14; each such material Permit is and immediately after the Closing will be in full force and effect and is assignable to Purchaser and, to the Knowledge of Seller, there exists no fact, circumstance, or condition that could cause the termination, suspension, revocation, or cancellation thereof;

(b)           none of the Sellers is the subject of any outstanding material Order with any Governmental Body respecting (i) compliance with Environmental Law, (ii) Remedial Action, or (iii) any Release of a Hazardous Material, in each case, with respect to the Purchased Assets;

(c)           none of the Sellers has received any communication from any Governmental Body or, to the Knowledge of Seller, any other Person during the three-year period ending on the date of this Agreement alleging that any Seller may be in material violation of any Environmental Law or any Permit issued pursuant to any Environmental Law, or may have any material investigatory, remedial or corrective obligation under any Environmental Law, in each case, with respect to the Purchased Assets;

(d)           to the Knowledge of Seller, there are no events, conditions or circumstances that would result in any material action, claim or allegation by any Person under any Environmental Law or related to Hazardous Materials with respect to any Owned Real Property or Leased Real Property; and

(e)           the Sellers have made available to Purchaser all material environmental reports, assessments, audits and studies prepared during the three year period ending on the date of this Agreement with respect to the Owned Real Property and Leased Real Property in their possession.

5.15       Title to Purchased Assets; Status of Owned Real Property and Leased Real Property.  All of the Purchased Assets being conveyed to Purchaser hereunder will at the Closing be delivered free and clear of all Liens to the extent provided in the Sale Order, subject only to the Permitted Exceptions.

5.16       Related-Party Transactions.  To the Knowledge of Seller, no shareholder, option holder, warrant holder, director, or officer of the Sellers, or any of their respective Affiliates has any direct or indirect financial interest in any material supplier or customer of the Sellers, or any other Person with which the Sellers has a material business arrangement or relationship.

5.17       Financial Advisors.  Except for SSG Capital Advisors, LLC, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for the Sellers in connection with the transactions contemplated hereby and no Person is entitled to any fee or commission or like payment from Purchaser in respect thereof.

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5.18       No Other Representations or Warranties; Schedules.  EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE V (AS MODIFIED BY THE SCHEDULES HERETO) AND THE SELLER DOCUMENTS, NONE OF THE SELLERS NOR ANY OTHER PERSON MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO THE SELLERS, THE BUSINESS, THE PURCHASED ASSETS, THE ASSUMED LIABILITIES OR OTHERWISE, OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND THE SELLERS DISCLAIM ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER MADE BY THE SELLERS, ANY AFFILIATE OF THE SELLERS OR ANY OF THEIR REPRESENTATIVES.  EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE V (AS MODIFIED BY THE SCHEDULES HERETO), THE SELLERS (I) EXPRESSLY DISCLAIM AND NEGATE ANY REPRESENTATION OR WARRANTY, EXPRESSED OR IMPLIED, AT COMMON LAW, BY STATUTE, OR OTHERWISE, RELATING TO THE CONDITION OF THE PURCHASED ASSETS (INCLUDING ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS) AND (II) DISCLAIM ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, PROJECTION, FORECAST, STATEMENT, OR INFORMATION MADE, COMMUNICATED, OR FURNISHED (ORALLY OR IN WRITING) TO PURCHASER OR ITS AFFILIATES OR REPRESENTATIVES (INCLUDING ANY OPINION, INFORMATION, PROJECTION, OR ADVICE THAT MAY HAVE BEEN OR MAY BE PROVIDED TO PURCHASER BY ANY REPRESENTATIVE OR AFFILIATE OF THE SELLERS).  AS A MATERIAL INDUCEMENT TO SELLERS ENTERING INTO THIS AGREEMENT, PURCHASER REPRESENTS, WARRANTS AND ACKNOWLEDGES TO AND AGREES WITH SELLERS THAT, WITH RESPECT TO THE PHYSICAL CONDITION OF THE OWNED REAL PROPERTY AND LEASED REAL PROPERTY, PURCHASER IS PURCHASING ALL ASPECTS OF THE OWNED REAL PROPERTY AND LEASED REAL PROPERTY IN AN “AS IS, WHERE IS” CONDITION “WITH ALL FAULTS” AND SPECIFICALLY AND EXPRESSLY WITHOUT ANY WARRANTIES, REPRESENTATIONS OR GUARANTEES, EITHER EXPRESS OR IMPLIED, OF ANY KIND, NATURE, OR TYPE WHATSOEVER FROM OR ON BEHALF OF THE SELLERS, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT.  The Sellers make no representations or warranties to Purchaser regarding the probable success or profitability of the Business.  The disclosure of any matter or item in any Schedule hereto shall not be deemed to constitute an acknowledgment that any such matter is required to be disclosed or is material or that such matter would result in a Material Adverse Effect.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to the Sellers that:

6.1         Organization and Good Standing.  Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted.

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6.2         Authorization of Agreement.  Purchaser has full corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by Purchaser in connection with the consummation of the transactions contemplated hereby and thereby (the “Purchaser Documents”), and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance by Purchaser hereof and each Purchaser Document have been duly authorized by all necessary corporate action on behalf of Purchaser.  This Agreement has been, and each Purchaser Document will be at or prior to the Closing, duly executed and delivered by Purchaser and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Purchaser Document when so executed and delivered will constitute, the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

6.3         Conflicts; Consents of Third Parties.

(a)           None of the execution and delivery by Purchaser of this Agreement or the Purchaser Documents, the consummation of the transactions contemplated hereby or thereby, or the compliance by Purchaser with any of the provisions hereof or thereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or give rise to any obligation of Purchaser to make any payment under, or to the increased additional accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Liens upon any of the properties or assets of Purchaser under any provision of (i) the certificate of incorporation and bylaws of Purchaser, (ii) any material Contract to which Purchaser is a party or by which Purchaser or its properties or assets are bound or (iii) any Order of any Governmental Body applicable to Purchaser or by which any of the properties or assets of Purchaser are bound or (iv) any applicable Law.

(b)           No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of Purchaser in connection with the execution and delivery of this Agreement or the Purchaser Documents, the compliance by Purchaser with any of the provisions hereof or thereof, the consummation of the transactions contemplated hereby or thereby or the taking by Purchaser of any other action contemplated hereby or thereby, or for Purchaser to conduct the Business from and after the Closing Date, except for (i) compliance with the applicable requirements of the HSR Act and (ii) any immaterial consents, waivers, approvals, Orders, Permits, authorizations, declarations, filings and notifications.

6.4         Litigation.  As of the date hereof, except as set forth on Schedule 6.4, there are no Legal Proceedings pending or, to the knowledge of Purchaser, threatened against Purchaser or any of its Affiliates, which, if adversely determined, would have a material adverse effect on the ability of Purchaser to perform its obligations hereunder or to consummate the transactions contemplated hereby.

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6.5         Financial Advisors.  No Person has acted, directly or indirectly, as a broker, finder or financial advisor for Purchaser in connection with the transactions contemplated hereby and no Person is entitled to any fee or commission or like payment in respect thereof.

6.6         Financial Capability.

(a)           Purchaser (i) has, and will have at the Closing, pursuant to the aggregate proceeds to be disbursed pursuant to the Commitment Letters, together with other cash held by Purchaser on the date hereof and at the Closing, sufficient cash in immediately available United States funds for Purchaser to pay the Purchase Price and all other amounts to be paid by Purchaser (including expenses) in connection with the consummation of the transactions contemplated herein, and (ii) has not incurred any obligation, commitment, restriction or Liability of any kind, which would materially impair or adversely affect such resources and capabilities.

(b)           Attached hereto as Exhibit F is (i) a true, correct and complete copy of the Equity Commitment Letter, dated April 27, 2010, together with all exhibits, annexes and schedules attached thereto (collectively, the “Equity Commitment Letter”), and (ii) a true, correct and complete copy of the Financing Commitment Letter, dated April 21, 2010, together with all exhibits, annexes and schedules attached thereto (collectively, the “Financing Commitment Letter,” and together with the Equity Commitment Letter, the “Commitment Letters”).  Each Commitment Letter is in full force and effect, is a legal, valid and binding obligation of each of the parties thereto and is not subject to any contingencies or conditions that are not set forth therein (other than the payment of the fees set forth in that certain Fee Letter, dated April 21, 2010).

(c)           No event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach under any term or condition of any of the Commitment Letters, and Purchaser has no reasonable basis to believe that it or any other party thereto will be unable to satisfy on a timely basis any term or condition of closing to be satisfied pursuant to the such Commitment Letters.  Notwithstanding anything to the contrary contained herein, Purchaser’s obligations to consummate the transactions contemplated herein or in any Purchaser Document are not conditioned or contingent in any way upon the receipt of financing from any Person, including pursuant to the Commitment Letters.

6.7         Condition of the Business.  Notwithstanding anything contained herein to the contrary, Purchaser acknowledges and agrees that the Sellers are not making any representations or warranties whatsoever, express or implied, beyond those expressly given by the Sellers in Article V (as modified by the Schedules hereto as supplemented or amended) and the Seller Documents, and Purchaser acknowledges and agrees that, except for the representations and warranties contained herein, the Purchased Assets are being transferred on a “where is” and, as to condition, “as is” basis.  Purchaser further represents that none of the Sellers nor any of their Affiliates or Representatives has made any representation or warranty, express or implied, as to any financial projection or forecast relating to the Business or the Purchased Assets not expressly set forth herein, and none of the Sellers nor any of their Affiliates or Representatives will have or be subject to any liability to Purchaser or any other Person resulting from the distribution to Purchaser or its Representatives or Purchaser’s use of, any such information, including any such information contained in the Confidential Information memorandum, dated July 2009, distributed on behalf of the Sellers relating to the Business.

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6.8         Bankruptcy.  There are no bankruptcy, reorganization or insolvency proceedings pending against, being contemplated by, or to the knowledge of Purchaser, threatened against, Purchaser.

ARTICLE VII

BANKRUPTCY COURT MATTERS

7.1         Intentionally Omitted.

(a)          Intentionally Omitted:

(i)           Intentionally Omitted.

(ii)          Intentionally Omitted.

(iii)         Intentionally Omitted.

(b)          Intentionally Omitted.

(c)          Upon payment of the Deposit hereunder, Purchaser, its respective Affiliates and Representatives shall be fully released and discharged by the Sellers, their Affiliates and Representatives from any liability or obligation arising under or relating to this Agreement (other than as otherwise expressly provided in Section 4.6) and Sellers, their Affiliates and Representatives shall not have any other remedy or cause of action under, or relating to, this Agreement or any applicable Law.

7.2         Non-Solicitation.

(a)          The Sellers acknowledge that the Purchaser and its Representatives have devoted and will devote substantial time and have incurred and will incur significant out-of-pocket expenses in connection with this Agreement and the transactions contemplated thereby.  To induce the Purchaser and its Representatives to incur such time and expenses, the Sellers hereby agree that from and after the date of signing of this Agreement by the Sellers and Purchaser and until the Closing Date (the “Exclusivity Period”) the Sellers will not, and will not permit their respective subsidiaries, Affiliates (including Seller Parent and its controlled subsidiaries, but excluding any equity holders of PCAA Parent not controlled by Seller Parent), directors, officers, employees, advisors or agents, or the subsidiaries or affiliated or related entities of Seller Parent (excluding any equity holders of PCAA Parent not controlled by Seller Parent), its directors, officers, employees, advisors, or agents, to, directly or indirectly, (A) initiate, solicit, discuss, negotiate or accept any inquiries, proposals or offers (whether initiated by them or otherwise) with respect to (i) the acquisition of any shares of capital stock or any other voting securities or debt securities of any Seller or any interests therein (provided that the currently existing minority shareholders of PCAA Parent shall be permitted to sell to each other, Seller Parent or a wholly-owned subsidiary of Seller Parent the equity interests of PCAA Parent currently owned by such existing minority shareholders, provided, however, that no such sale of equity, individually or in the aggregate, shall result in Seller Parent owning, directly or indirectly, less than 51% of the equity interests of PCAA Parent or having the ability to elect or appoint less than a majority of the board of directors of PCAA Parent or shall otherwise result in a change of control of the Sellers), (ii) the acquisition of all or a material portion of the assets and properties of any Seller or interests therein, (iii) the merger, consolidation or combination of any Seller, (iv) the financing or refinancing of any Seller, including, without limitation, any debtor-in-possession financing (provided that the Sellers can solicit and negotiate Permitted DIP Financing), (v) the liquidation, dissolution or reorganization of any Seller or (vi) the acquisition, directly or indirectly, by any Seller, or its subsidiaries, of capital stock or assets and properties of any other Person (any of the foregoing clauses (i) through (vi), a “Potential Transaction”), (B) provide information to any other Person, or review information of any other Person, in connection with a Potential Transaction or (C) enter into any contract, agreement or arrangement with any Person, concerning or relating to a Potential Transaction.

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(b)         Intentionally Omitted.

(c)         Intentionally Omitted.

(d)         Intentionally Omitted.

7.3         Bankruptcy Court Filings.

(a)         Intentionally Omitted.

(b)         Purchaser agrees that it will promptly take such actions as are reasonably requested by the Sellers to assist in obtaining entry of the Sale Order and a finding of adequate assurance of future performance by Purchaser, including furnishing affidavits or other documents or information for filing with the Bankruptcy Court for the purposes, among others, of providing necessary assurances of performance by Purchaser hereunder and demonstrating that Purchaser is a “good faith” purchaser under section 363(m) of the Bankruptcy Code.  In the event the entry of the Sale Order shall be appealed, the parties hereto shall promptly defend such appeal with reasonable diligence.

(c)         The Sellers shall consult with Purchaser and its Representatives concerning the Sale Order and any other motions or orders relating to this Agreement and the Sale Motion and provide Purchaser with copies of such documents as soon as reasonably practicable prior to any submission thereof to the Bankruptcy Court.

(d)         The Sellers shall consult with Purchaser and its Representatives concerning the disclosure statement, Chapter 11 Plan and Confirmation Order and provide Purchaser with copies of such documents as soon as reasonably practicable prior to any submission thereof to the Bankruptcy Court.  The forms of Sale Order and Confirmation Order submitted to the Bankruptcy Court shall be in form and substance reasonably satisfactory to Purchaser, including specifically a finding that the sale of the Purchased Assets is free and clear of any Transfer Taxes.  The Sellers shall use their commercially reasonable efforts to obtain, on or before the Initial Termination Date, entry of the Sale Order and Confirmation Order, and Purchaser agrees it will promptly take such actions as are reasonably requested by Sellers to assist in obtaining the Confirmation Order.  If the Confirmation Order is not entered by June 1, 2010, then Purchaser may, in its sole discretion, cause the Sellers to submit as soon as practicable thereafter, but in any event within three (3) Business Days, the Sale Order to the Bankruptcy Court for immediate consideration and entry by delivering to the Sellers a written direction therefor (the “Expedited Sale Order Request”), notwithstanding such delay in the confirmation process or in the entry of the Confirmation Order.

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(e)         No Seller shall assume or reject any Contract under section 365 of the Bankruptcy Code without the prior written consent of Purchaser.  On or prior to the date hereof, Sellers shall have provided notice as contemplated under section 365 of the Bankruptcy Code to all known parties to the Purchased Contracts that (i) Sellers intend to assume and assign such Purchased Contracts to Purchaser, (ii) all Cure Amounts payable in connection with such assumption and assignment, which will be made a part of such notice, and (iii) such parties must file any objection to such assumption and assignment or such Cure Amounts by the deadline set forth in the Bidding Procedures Order or else waive and be estopped from any objection to such assumption and assignment or such Cure Amounts.

(f)          Sellers shall use their commercially reasonable efforts to obtain, at their expense, to the extent required, all waivers, permits, consents, approvals or other authorizations from Governmental Bodies and all other Persons, and to effect all registrations, filings and notices with or to Governmental Bodies and all other Persons, as may be required for the assumption and assignment of the Purchased Contracts (including in particular the airport access agreements), of the Intellectual Property Licenses, and the transfer of the Business’ Permits, or to otherwise comply with all applicable Laws in connection with the transactions contemplated by this Agreement and to permit Purchaser to own the Purchased Assets, including ownership of all benefits conferred under the airport access agreements, following the Closing.  Sellers shall keep Purchaser reasonably informed, including providing copies of correspondence and other material information, on a timely basis, as to the status of Sellers’ efforts to obtain such waivers, permits, consents, approvals or other authorizations.

(g)         Each Seller covenants and agrees that the terms of any Chapter 11 Plan or proposed order of the Bankruptcy Court that may be filed, proposed or submitted or supported by a Seller upon or after entry of the Sale Order or consummation of the transactions contemplated hereby shall not conflict with, supersede, abrogate, nullify, modify or restrict the terms of this Agreement, the Bidding Procedures Order or the Sale Order or the rights of Purchaser hereunder or thereunder.

7.4         Filing of Proposed Sale Order.  Sellers shall file a notice of amended proposed order approving the Sale Motion, which proposed order shall be in form and substance of Exhibit B attached hereto, no later than two (2) Business Days after the Auction (as defined in the Bidding Procedures) and serve such notice on all Persons that were served with the notice of the Sale Motion.

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ARTICLE VIII

COVENANTS

8.1         Access to Information.

(a)         The Sellers agree that, prior to the Closing Date, Purchaser shall be entitled, through its Representatives, to make such investigation of the properties, businesses and operations of the Business and such examination of the books and records of the Business, the Purchased Assets and the Assumed Liabilities as it reasonably requests and to make extracts and copies of such books and records.  Any such investigation and examination shall be conducted during regular business hours upon reasonable advance notice and under reasonable circumstances and shall be subject to restrictions under applicable Law.  The Sellers shall, and shall cause their Representatives to, cooperate with Purchaser and Purchaser’s Representatives in connection with such investigation and examination, and Purchaser and its Representatives shall cooperate with the Sellers and their Representatives and shall use their reasonable efforts to minimize any disruption to the Business.  Notwithstanding anything herein to the contrary, no such investigation or examination shall be permitted to the extent that it would require the Sellers or their Representatives to disclose (i) bids, letters of intent, expressions of interest, or other proposals received from third parties in connection with the transactions contemplated hereby or other information and analyses relating to such communications or (ii) information (A) subject to attorney-client privilege, (B) which would conflict with any confidentiality obligations to which any Seller is bound or (C) in violation of any applicable Law.  No investigation by Purchaser prior to or after the date of this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements of Seller contained in this Agreement or the Seller Documents.

(b)         From and after the entry of the Sale Order approving the transactions contemplated hereunder with Purchaser, Purchaser and its Representatives shall be permitted to contact the counterparties to the Real Property Leases during regular business hours to request estoppel certificates in connection with the transactions contemplated hereunder, provided that in no event shall the receipt of any estoppel certificates by Purchaser be a condition to closing.

(c)         Within 60 days after the end of each fiscal quarter following the date hereof, the Sellers shall deliver to Purchaser complete and correct copies of the unaudited consolidated balance sheet of PCAA Parent as of the end of such fiscal quarter and the related unaudited consolidated statements of income and of cash flows of PCAA Parent for the quarterly period then ended, prepared from the books and records of PCAA Parent consistent with past practice.  Within 10 Business Days after the end of each calendar month following the date hereof, the Sellers shall deliver to Purchaser copies of PCAA Parent’s unaudited monthly management financial reports, which reports shall be prepared from the books and records of PCAA Parent consistent with past practice.

(d)         Purchaser agrees that, after the Closing Date and for a period of eighteen (18) months thereafter, Purchaser shall grant reasonable access to the Committee (as such term is defined in the Bidding Procedures), the Liquidating Trustee (as such term is defined in the Chapter 11 Plan), the trustee for the Lender Liquidating Trust (as such term is defined in the Chapter 11 Plan) and their respective Representatives to the books and records of Purchaser as they relate to the Purchased Assets, to allow the Committee, the Liquidating Trustee and the trustee for the Lender Liquidating Trust to liquidate and dispose of the Liquidating Trust Assets (as such term is defined in the Chapter 11 Plan) and to prosecute objections to any claims, including making extracts and copies of such books and records as reasonably necessary for such purposes.  Any such access shall be granted during regular business hours upon reasonable advance notice and shall be subject to restrictions under applicable Law.  Purchaser shall, and shall cause its Representatives to, cooperate with the Committee, the Liquidating Trustee, the trustee for the Lender Liquidating Trust and their respective Representatives in connection with such access, and the Committee, the Liquidating Trustee, the trustee for the Lender Liquidating Trust and their respective Representatives shall cooperate with Purchaser and its Representatives and shall use their reasonable efforts to minimize any disruption to the Purchaser and its businesses.

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8.2         Conduct of the Business Pending the Closing.

(a)         Prior to the Closing, except as required by applicable Law, as otherwise expressly contemplated hereby or with the prior written consent of Purchaser (which consent shall not be unreasonably withheld, delayed or conditioned), the Sellers shall conduct the Business only in the Ordinary Course of Business.

(b)         Prior to the Closing, except as set forth on Schedule 8.2(b), as required by applicable Law, as otherwise expressly contemplated hereby or with the prior written consent of Purchaser (which consent shall not be unreasonably withheld, delayed or conditioned), the Sellers shall not take any of the following actions, with respect to the Business:

(i)        incur any Indebtedness in excess of $100,000, other than debtor-in-possession financing to be obtained by the Sellers in their sole discretion, provided that such financing shall not (A) be provided by any Person that has submitted a Qualified Bid or that is a Qualified Bidder pursuant to the Bidding Procedures Order and the Bidding Procedures (excluding for purposes hereof any lender to a Seller as of the date hereof), or (B) contain any terms that would impair the Sellers’ ability to consummate the transaction contemplated herein;

(ii)       purchase or sell any material assets, including any Purchased Assets;

(iii)      make any material capital expenditure or perform any material construction on any Owned Real Property or Leased Real Property, other than routine maintenance and repairs in the Ordinary Course of Business;

(iv)     declare, set aside, make or pay any distribution of any Purchased Assets;

(v)       make any loan or advance to any Person, other than intercompany loans among one or more Sellers;

(vi)     except for the Management Incentive Plan, (A) materially increase the annual level of compensation for any employee of any Seller, (B) materially increase the annual level of compensation payable or to become payable by any Seller to any of its executive officers, (C) other than in the Ordinary Course of Business or as contemplated by the Sellers’ existing bonus plans, grant any bonus, benefit or other direct or indirect compensation to any employee, director or consultant, (D) other than in the Ordinary Course of Business, increase the coverage or benefits available under any (or create any new) severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan or arrangement made to, for or with any of the directors, officers, or employees of any Seller or otherwise modify, amend or terminate any such plan or arrangement or (E) enter into any employment, deferred compensation, severance, consulting, non-competition or similar agreement (or amend any such agreement) to which any Seller is a party or involving a director, officer or employee of any Seller in his or her capacity as a director, officer or employee of any Seller, other than renewals of existing employment agreements with any director, officer or employee of any Seller;

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(vii)    enter into, amend or terminate any Collective Bargaining Agreement;

(viii)   subject any Purchased Asset to any Lien (provided, however, the foregoing shall not be construed to prohibit any Lien recorded against the Owned Real Property or the Leased Real Property without the consent of any Seller, subject to Section 8.10(c) hereof), except (A) in connection with any order authorizing the Permitted DIP Financing and (B) the Sellers may grant easements in favor of a utility company to install, maintain and repair lines, poles, pipes and related equipment on, over and under any Owned Real Property or Leased Real Property which services such property; provided, however, that the same do not impose any monetary obligation on the owner of such property, materially interfere with the current use of such property, or materially affect the fair market value of such property (each, a “Permitted New Utility Easement”);

(ix)      enter into any merger, consolidation or similar transaction with any Person except as expressly permitted by this Agreement, subject to all relevant covenants and conditions;

(x)       cancel or compromise any debt owed to any Seller, or any claim of any Seller against any Person, or waive or release any material right relating to the Business;

(xi)      enter into any material amendment, modification or supplement to the Purchased Contracts or lease, assign, sublease, terminate, fail to make any payment in respect of, or reject the Purchased Contracts;

(xii)     enter into, amend or terminate any Material Contracts or any Intellectual Property License (other than licenses for unmodified commercially available off the shelf software) other than pursuant to clauses (vi) and (vii) above;

(xiii)    take any action of any kind which would impair or reduce the value of the Purchased Assets;

(xiv)    enter into any transaction not in the Ordinary Course of Business; or

(xv)     enter into any agreement or otherwise agree to do any of the foregoing.

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(c)          Without limiting the generality of the foregoing, from the date of this Agreement until the Closing and taking into consideration the Bankruptcy Case and all effects relating thereto, each Seller shall use commercially reasonable efforts to:

(i)        maintain itself as an entity of the type set forth on the signatures pages hereof, duly organized, validly existing, and in good standing under the laws of the jurisdiction of incorporation, formation, or organization of such Seller;

(ii)       maintain the Purchased Assets in accordance with good and prudent business practices and in good operating condition and repair, subject only to ordinary wear and tear;

(iii)      conduct its businesses, operations, and affairs consistent with past practice;

(iv)      preserve intact its business organization;

(v)       preserve its current relationships with its employees, consultants, suppliers, licensors, distributors, customers, and licensees, and any other Persons with which it has any material business relationship;

(vi)      continue in full force and effect without material modification all policies or binders of insurance that it currently maintains;

(vii)     maintain the length of the payment cycles for its payables and receivables in accordance its past practices; and

(viii)    exercise, but only after notice to Purchaser and receipt of Purchaser’s prior written agreement thereto, all rights of renewal pursuant to the terms of any Purchased Contract that by its terms would otherwise expire.

8.3         Consents. The Sellers and Purchaser shall each use its commercially reasonable efforts to obtain at the earliest practicable date all consents and approvals required to consummate the transactions contemplated hereby, including, the consents and approvals referred to in Section 5.3(b); provided, however, that no party shall be obligated to pay any consideration therefor to any third party from whom any consent or approval is requested or to initiate any Legal Proceeding to obtain any such consent or approval.

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8.4         Regulatory Approvals.

(a)         Purchaser and the Sellers shall make or cause to be made all filings required of each of them or any of their respective Subsidiaries or Affiliates under the HSR Act or other Antitrust Laws with respect to the transactions contemplated hereby as promptly as practicable and, in any event, within 10 Business Days after the date hereof in the case of all filings required under the HSR Act and within 20 days in the case of all other filings required by other Antitrust Laws; provided that each of Purchaser, on the one hand, and the Sellers, on the other, shall pay half of all fees and expenses in connection with such filings.  The Sellers and Purchaser shall (i) comply at the earliest practicable date with any request under the HSR Act or other Antitrust Laws for additional information, documents, or other materials received by each of them or any of their respective Subsidiaries from any applicable Governmental Body in respect of such filings or such transactions, and (ii) cooperate with each other in connection with any such filing (including, to the extent permitted by applicable Law, providing copies of all such documents to the non-filing parties prior to filing and considering all reasonable changes suggested in connection therewith) and in connection with resolving any investigation or other inquiry of any Governmental Body under any Antitrust Laws with respect to any such filing or any such transaction.  Each such party shall use reasonable best efforts to furnish to each other all information required for any application or other filing to be made pursuant to any applicable Law in connection with the transactions contemplated hereby.  Each such party shall promptly inform the other parties hereto of any oral communication with, and provide copies of written communications with, any Governmental Body regarding any such filings or any such transaction.  No party hereto shall independently participate in any formal meeting with any Governmental Body in respect of any such filings, investigation, or other inquiry without giving the other parties hereto prior notice of the meeting and, to the extent permitted by such Governmental Body, the opportunity to attend and/or participate.  The Sellers and Purchaser may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 8.4 as “outside counsel only”.  Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient, unless express written permission is obtained in advance from the source of the materials.

(b)         Each of Purchaser and the Sellers shall use their reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Body with respect to the transactions contemplated hereby under the HSR Act and any other Laws having the purpose or effect of monopolization or restraint of trade (collectively, the “Antitrust Laws”).  In connection therewith, if any Legal Proceeding is instituted (or threatened to be instituted) challenging that any transaction contemplated hereby is in violation of any Antitrust Law, each of Purchaser and the Sellers shall cooperate and use their reasonable best efforts to contest and resist any such Legal Proceeding, and to have vacated any decree, judgment, injunction or other order that is in effect which prohibits or restricts consummation of the transactions contemplated hereby, unless, by mutual agreement, Purchaser and the Sellers decide that litigation is not in their respective best interests.  In connection with and without limiting the foregoing, each of Purchaser and the Sellers agrees to take, or cause to be taken, all other actions necessary, proper or advisable under all applicable Antitrust Laws to consummate the transactions contemplated hereby, including committing to or effecting, by consent decree, hold separate orders, trust or otherwise, the sale or disposition of such of its assets or businesses as are required to be divested in order to avoid the entry of any decree or order that would otherwise have the effect of preventing or materially delaying the consummation of the transactions contemplated hereby.

Strictly Confidential

8.5         Confidentiality.  Purchaser shall hold, and shall cause its Affiliates and  Representatives to hold, in strict confidence from any Person all documents and information provided to Purchaser in connection with this Agreement, including under Section 8.1, and the terms, conditions and consummation of the transactions contemplated hereby (collectively, the “Confidential Information”), unless compelled to disclose by judicial or administrative process (including in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of any Governmental Body) or by other requirements of Law; provided, that following the Closing the foregoing restrictions will not apply to Purchaser’s use of Confidential Information concerning the Purchased Assets or the Assumed Liabilities, including the disclosure of Confidential Information to Affiliates of Purchaser; provided, further, that Purchaser acknowledges that any and all other Confidential Information provided to it by the Sellers or its Representatives concerning the Sellers, any of their Affiliates, the Excluded Assets or the Excluded Liabilities shall remain subject to the foregoing restrictions from and after the Closing Date.  In the event the transactions contemplated hereby are not consummated, upon the request of the Sellers, Purchaser shall, and shall cause its Affiliates and its and their Representatives to, promptly (and in no event later than five Business Days after such request) return or cause to be returned all copies of Confidential Information and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by Purchaser, any of its Affiliates or its or their Representatives.  Notwithstanding the foregoing, the parties hereto acknowledge and understand that this Agreement (together with the exhibits and schedules attached hereto) will be made available to prospective bidders and filed with the SEC by the Sellers’ ultimate parent company and disclosures relating to the transactions contemplated by this Agreement will be made to the Sellers’ secured lenders and any creditors’ committee in connection with the Bankruptcy Case and disclosed in filings with the SEC.  The parties agree that such disclosure will not be deemed to violate any confidentiality obligations owing to any party to this Agreement, whether pursuant to this Agreement or otherwise.  This Section 8.5 shall not in any way limit the disclosure of information by the Sellers or its Affiliates or Representatives in connection with the administration of the Bankruptcy Case, pursuant to any provision of the Bankruptcy Code or any Order of the Bankruptcy Court or pursuant to Section 7.3.

8.6         Preservation of Records.  The Sellers and Purchaser agree that each of them shall preserve and keep the records relating to the Business for a period of seven years from the Closing Date and shall make such records and personnel available to the other as may be reasonably requested by such party in connection with, among other things, any insurance claims by, Legal Proceedings or Tax audits against or governmental investigations of any Seller or Purchaser or any of their Affiliates or in order to enable the Sellers or Purchaser to comply with their respective obligations hereunder and under each other agreement, document or instrument contemplated hereby or thereby; provided, however, that in no event shall any Seller be obligated to provide any information if doing so could jeopardize any privilege available to such Seller or its Affiliates relating to such information or cause such Seller or its Affiliates to breach a confidentiality obligation to which it is bound.  In the event the Sellers or Purchaser wishes to destroy such records before or after the seven-year period, such party shall first give 30 days prior written notice to the other and such other party shall have the right at its option and expense, upon prior written notice given to such party within such 30 day period, to take possession of the records within 30 days after the date of such notice.

8.7         Publicity.  Neither the Sellers nor Purchaser shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other party hereto, which approval shall not be unreasonably withheld, conditioned or delayed, unless, in the sole judgment of counsel to Purchaser or the Sellers, as applicable, disclosure is otherwise required by applicable Law, Order or by the Bankruptcy Court with respect to filings to be made with the Bankruptcy Court in connection with this Agreement, provided that any such press release or public announcement does not contain any information in addition to the information that is required to be so disclosed, and provided, further, that the party intending to make such release or announcement shall, consistent with such applicable Law, Order or Bankruptcy Court requirement, consult with the other party with respect to the text thereof.  Notwithstanding anything herein to the contrary, after the Closing, Purchaser may, at its own expense, place announcements on its corporate website and in financial and other newspapers and periodicals (such as a customary “tombstone” advertisement, including the Business’ logos or other identifying marks) describing the transactions consummated at the Closing.

Strictly Confidential

8.8         Use of Name.  The Sellers hereby agree that upon the consummation of the transactions contemplated hereby, Purchaser shall have the sole right to the use of the names “Parking Company America Airports”, “AviStar”, “FastTrack”, “Mr. B’s” and “SkyPark” or similar names or any service marks, trademarks, trade names, identifying symbols, logos, emblems, signs or insignia related thereto or containing or comprising the foregoing, including any name or mark confusingly similar thereto (collectively, the “Purchased Business Name Trademarks”), subject to any contractual or legal restrictions associated therewith, and the Sellers shall not, and shall not permit any Affiliate to, use such name or any variation or simulation thereof, other than in the case of disclosures by the Sellers or their Affiliates of their former ownership of the Business.  In furtherance thereof, as promptly as practicable but in no event later than 120 days following the Closing Date, the Sellers shall remove or otherwise obliterate all Purchased Business Name Trademarks from all materials including, any sales and marketing materials, displays, signs, promotional materials and other materials in their possession.  Within twenty (20) days following the Closing Date, Sellers shall file, and shall cause their Affiliates to file, all documentation necessary to change their respective corporate names to remove any Purchased Business Name Trademark.

8.9         Schedules.  The Schedules may include items that are not material in order to avoid any misunderstanding, and such inclusion, or any references to dollar amounts, shall not be deemed to be an acknowledgement or representation that such items are material, to establish any standard of materiality or to define further the meaning of such terms for purposes hereof.  Information disclosed in the Schedules shall constitute a disclosure for all purposes hereunder notwithstanding any reference to a specific section, and all such information shall be deemed to qualify this entire Agreement and not just such section.

8.10       Title of Owned Real Property and Leased Real Property.

(a)         If any update of the Title Commitments or the Surveys shall disclose any new exceptions to title (i.e. items not disclosed in the Title Commitments) which are not Permitted Exceptions (the “New Title Objections” and, together with the Initial Title Objections, the “Title Objections”), Purchaser shall, within five (5) Business Days prior to the Sale Hearing Date, deliver written notice to Sellers (with a copy to Sellers’ counsel) of any New Title Objections which are not Permitted Exceptions and the basis for such objections.  In addition, Purchaser shall update the Title Commitments as of five (5) Business Days prior to the Closing Date, and Purchaser shall have the right to update the Title Commitments as of the Closing Date, and Purchaser shall have the right to notify the Sellers of any New Title Objections disclosed by such update (which were not disclosed in the Title Commitments or the updates thereof described in the previous sentence), and the basis for such objections.  Purchaser’s failure to comply with the terms of the preceding sentences shall be deemed an election by Purchaser not to object to such exceptions.  It is expressly understood that in no event shall any Seller be required to take any action, bring any proceeding or otherwise incur any expense in order to eliminate any Title Objections, other than those exceptions that (i) are recorded by or with the consent of the Sellers or (ii) can be removed by the payment of a liquidated sum of money, to the extent not otherwise removed by recording the Sale Order or the Confirmation Order; provided, that in no event shall the Sellers be obligated under clause (ii) to pay in excess of (x) $100,000 in the aggregate as to all such Title Objections with respect to any one Owned Real Property or Leased Real Property or (y) $1,000,000 in the aggregate with respect to all Owned Real Property and Leased Real Property; provided further, that the Sellers shall not be obligated to make any such payments with respect to any Leased Real Property to the extent such exception is attributable to the owner of such property and not to a Seller.  Sellers shall have the right to adjourn the Closing for a reasonable period (not to exceed ten (10) Business Days) in order to cure any Title Objection which the Sellers are required to or elect to cure hereunder.

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(b)         In lieu of satisfying any of the Title Objections set forth in the penultimate sentence of Section 8.10(a), Sellers shall have the option, but not the obligation, to (i) deposit with the Title Company such sum of money or deliver to the Title Company such affidavits and certificates as may be required by the Title Company to induce the Title Company to omit such lien and/or encumbrance as an exception to title or to affirmatively insure Purchaser against collection of liens and/or encumbrances that are not Permitted Exceptions, or (ii) direct Purchaser to apply a portion of the Purchase Price to the satisfaction of such liens and encumbrances, provided that the Title Company shall commit, in writing, prior to the Closing Date to omit such lien or encumbrance as an exception to title.

(c)         In the event that (i) with regard to the Owned Real Property and the Leased Real Property, Fidelity National Title Insurance Company (the “Title Company”) is unwilling to issue a standard form of owner’s or leasehold title insurance policy, which may be in the form of a binding marked commitment or binding pro forma (subject to no contingencies other than the payment of premiums at the Title Company’s regular rates) (each, a “Title Policy”), for each Owned Real Property and Leased Real Property, subject only to Permitted Exceptions, (ii) there shall be any material condemnation or eminent domain proceedings of any kind pending or threatened against any Owned Real Property or Leased Real Property, except as set forth on Schedule 5.8(c), or (iii) there shall be any material damage to or destruction of any improvements (including any finished portion of a parking lot) to any Owned Real Property or Leased Real Property as a result of casualty (each of (i), (ii) and (iii), an “Individual Property Failure”), and the Owned Real Property or Leased Real Property giving rise to all such Individual Property Failures constitute properties accounting for revenues equal to or not in excess of $6,800,000 (based on the contribution of such properties as set forth in 2009 Base Plan Revenue), then Purchaser shall have the right, upon written notice to the Sellers, to either (i) terminate this Agreement solely as to one or more of such properties comprising the Individual Property Failures, and the Purchase Price shall be reduced by deducting the allocated value of such properties, as determined pursuant to Section 3.3(b) hereof, or (ii) proceed with the Closing with respect to any or all of such properties comprising the Individual Property Failures, without reduction of the Purchase Price except that (a) Purchaser shall have the right to apply a portion of the Purchase Price to the satisfaction of such liens and encumbrances which Seller is obligated to remove under Section 8.10(a), subject to the limitations set forth in the penultimate sentence of Section 8.10(a), and further subject to the rights of the Sellers under the last sentence of Section 8.10(a) and under Section 8.10(b), and (b) in the event of any material condemnation or eminent domain of, or material damage to or destruction of, any Owned Real Property or Leased Real Property, Sellers shall pay or assign to Purchaser all proceeds of insurance or condemnation awards payable to Seller by reason of such condemnation, eminent domain proceedings or casualty, and Seller shall credit the Purchase Price to the extent of any unpaid deductible under any policies of insurance.  In such event, the parties shall have no further obligations with regard to such property or properties (other than those obligations which expressly survive the termination of this Agreement).

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(d)         The premium for Purchaser’s Title Policies (including, without limitation, any endorsements) and related charges and survey costs shall be paid by Purchaser.

8.11       Permits and Licenses.  Commencing on the date of this Agreement, the parties, cooperating in good faith, shall use commercially reasonable efforts to take such steps, including the filing of any required applications with Governmental Body, as may be necessary (i) to effect the transfer of the Permits to the Purchaser at the Closing or if not possible prior to the Closing as soon as practicable thereafter, to the extent such transfer is permissible under applicable Law, and (ii) to enable the Purchaser to obtain as soon as practicable any additional licenses, permits, approvals, consents, certificates, registrations, and authorizations (whether governmental, regulatory, or otherwise) as may be necessary for the lawful operation of the Business from and after the Closing Date (the actions described in the foregoing clauses (i) and (ii) being referred to herein as the “Permitting Process”).  Any filing or other fees and other out-of-pocket expenses associated with the Permitting Process shall be paid by the Purchaser.

ARTICLE IX

EMPLOYEES AND EMPLOYEE BENEFITS

9.1         Employment.

(a)         Prior to the Closing, the Purchaser shall make an offer of employment to substantially all of the Employees who remain employed by the Sellers immediately prior to the Closing to commence immediately following the Closing.  Any such employment offers will (i) be contingent on the Closing occurring and (ii) be subject to and in compliance with Purchaser’s human resources policies and procedures and have terms and responsibilities determined by Purchaser in its sole discretion. The Sellers shall assist Purchaser in contacting such Employees to confirm receipt of the offers.  Such individuals who accept such offer by, and commence employment on, the Closing Date are hereinafter referred to as the “Transferred Employees.”  Purchaser shall make reasonable efforts in good faith to ensure that all of the Transferred Employees are immediately employed by Purchaser on the Closing Date and that the Transferred Employees receive, to the extent commercially available, on the Closing Date, the Employee Benefits described in Section 9.2(a) effective as of the Closing Date.

(b)         Purchaser shall assume the obligations of, and will be a successor with respect to, all Collective Bargaining Agreements, and with respect to the Employees who are covered by any such Collective Bargaining Agreements, Purchaser may provide any offers of employment pursuant to Section 9.1(a) to the appropriate union representative.

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9.2         Employee Benefits.

(a)         On the Closing Date, Purchaser shall provide, or cause to be provided, to each of the Transferred Employees categorized as “hourly employees,” including all drivers, cashiers, dispatch personnel, maintenance, mechanic, administrative and clerical personnel, employee benefits plans (hereinafter “Purchaser Plans”) providing benefits substantially similar in the aggregate to those provided under Employee Benefit Plans in effect as of the Closing Date and as set forth on Schedule 9.2(a); provided that the per-employee cost to Purchaser of providing such benefits shall not exceed the per-employee cost to the Sellers of providing the substantially similar benefits immediately prior to the Closing; provided, further, that such benefits are commercially available.  On the Closing Date, Purchaser shall use commercially reasonable efforts to provide, or cause to be provided, to each of the Transferred Employees that are categorized as “salaried” and/or “management personnel” supplemental insurance benefits in addition to benefits available to hourly employees.  Except as provided in this Section 9.2, Purchaser shall have no liability for any claims, damages, causes of action or liabilities arising from termination of employment of employees by the Sellers prior to Closing.

(b)         Effective as of the Closing, Purchaser shall assume, under the Purchaser Plans, all of the Sellers’ responsibilities under Section 4980B of the Code and similar state laws providing for continuation coverage (collectively, “COBRA”) for all individuals entitled to COBRA coverage from the Sellers with respect to the Business (“Seller COBRA Beneficiaries”).  In this connection, Purchaser shall charge Seller COBRA Beneficiaries 102% of the “applicable premium” (as defined under COBRA) under Purchaser Plans, except that with respect to any Seller COBRA Beneficiaries entitled to premium reductions pursuant to The American Recovery and Reinvestment Act of 2009 and any similar laws providing for COBRA premium reductions (collectively, “ARRA”), Purchaser shall charge Seller COBRA Beneficiaries the maximum amount permitted under ARRA and apply for the payroll tax credit pursuant to ARRA. To the extent that Purchaser incurs any costs in connection with Seller COBRA Beneficiaries in excess of the premiums and payroll tax credits set forth in the preceding sentence hereof, the Sellers hereby agree to reimburse Purchaser for such excess costs.

(c)         The Transferred Employees shall not accrue benefits, and shall cease to be covered, under any Employee Benefit Plan on and after the Closing Date.

(d)         Claims of the Transferred Employees and their eligible beneficiaries and dependents for medical, dental, prescription drug, life insurance, and/or other welfare benefits (“Welfare Benefits”) (other than short-term or long-term disability benefits) that are incurred on or before the Closing Date shall be the sole responsibility of the Employee Benefit Plans.  Claims of the Transferred Employees and their eligible beneficiaries and dependents for Welfare Benefits that are incurred after the Closing Date shall be the sole responsibility of the Purchaser Plans.

(e)         Nothing contained in this Article IX or elsewhere in this Agreement shall be construed to prevent the termination of employment by Purchaser of any individual Transferred Employee or any change in the employee benefits available to any individual Transferred Employee following the Closing.

(f)          Except as required by applicable Law, Sellers shall be responsible for all Liabilities with respect to Transferred Employees attributable to their accrued and unused vacation, sick days and personal days, and otherwise for all claims, through the Closing Date.

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ARTICLE X

CONDITIONS TO CLOSING

10.1       Conditions Precedent to Obligations of Purchaser.  The obligation of Purchaser to consummate the transactions contemplated hereby is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which can only be waived in writing by Purchaser in whole or in part):

(a)         the representations and warranties of the Sellers set forth herein qualified as to materiality or Material Adverse Effect shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and at and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties relate to an earlier date (in which case such representations and warranties qualified as to materiality or Material Adverse Effect shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date);

(b)         the Sellers shall have performed and complied in all material respects with all obligations and agreements required herein to be performed or complied with by the Sellers pursuant to this Agreement prior to the Closing Date;

(c)         Purchaser shall have received a certificate signed by an authorized officer or member, as applicable, of each of the Sellers, dated the Closing Date, to the effect of the matters contained in clauses (a) and (b) of this Section 10.1;

(d)         Owned Real Properties and Leased Real Properties giving rise to any Individual Property Failures shall not, individually or in the aggregate, constitute properties accounting for revenues in excess of $6,800,000 (based on the contribution of such properties as set forth in 2009 Base Plan Revenue);

(e)         the Sellers shall have delivered, or caused to be delivered, to Purchaser all of the items set forth in Section 4.2; and

(f)          Purchaser and the Sellers shall have obtained any other consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Body or any other Person with respect to the consents set forth on Schedule 10.1(f) required to be obtained or made in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated herein without any terms or conditions that, individually or in the aggregate, would result in the loss of any material benefits reasonably expected to be received by Purchaser in connection with the transactions contemplated hereby, or a material increase in expenses; provided, that any Contract that may be assumed and assigned pursuant to section 365 of the Bankruptcy Code shall not be included on Schedule 10.1(f).

10.2       Conditions Precedent to Obligations of the Sellers.  The obligations of the Sellers to consummate the transactions contemplated hereby are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by the Sellers in whole or in part):

Strictly Confidential

(a)         the representations and warranties of Purchaser set forth herein qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and at and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date);

(b)         Purchaser shall have performed and complied in all material respects with all obligations and agreements required hereby to be performed or complied with by Purchaser pursuant to this Agreement on or prior to the Closing Date;

(c)          the Sellers shall have received a certificate signed by an authorized officer of Purchaser, dated the Closing Date, to the effect of the matters contained in clauses (a) and (b) of this Section 10.2;

(d)         Purchaser shall have delivered, or caused to be delivered, to the Sellers all of the items set forth in Section 4.3; and

(e)         the Bankruptcy Court shall have entered the Confirmation Order in form and substance satisfactory to the Sellers and reasonably satisfactory to Purchaser and the Confirmation Order shall have remained in full force and effect and shall not have been stayed, vacated, modified or supplemented without the Purchaser’s prior written consent; provided that this condition shall no longer be in effect if the Sellers shall have properly received an Expedited Sale Order Request from Purchaser pursuant to Section 7.3(d).

10.3       Conditions Precedent to Obligations of Purchaser and the Sellers.  The respective obligations of Purchaser and the Sellers to consummate the transactions contemplated hereby are subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by both Purchaser and the Sellers in whole or in part to the extent permitted by applicable Law):

(a)         there shall not be in effect any final, non-appealable Order of a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

(b)         the Bidding Procedures Order shall have remained in full force and effect and shall not have been stayed, vacated, modified or supplemented without the Purchaser’s prior written consent;

(c)         the Bankruptcy Court shall have entered the Sale Order in form and substance acceptable to Purchaser in its sole discretion and the Sale Order shall have remained in full force and effect and shall not have been stayed, vacated, modified or supplemented without the Purchaser’s prior written consent; and

(d)         the waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated.

10.4       Frustration of Closing Conditions.  Neither the Sellers nor Purchaser may rely on the failure of any condition set forth in Section 10.1, 10.2 or 10.3, as the case may be, if such failure was caused by such party’s failure to comply with any provision hereof.

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ARTICLE XI

TAXES

11.1       Transfer Taxes.  The Sellers shall seek to include in the Sale Order and Confirmation Order a provision under Bankruptcy Code section 1146(c) that provides that the transfer of the Purchased Assets be free and clear of any sales, use, stamp, documentary stamp, filing, recording, transfer or similar fees or Taxes or governmental charges (including any interest and penalty thereon) payable in connection with the transactions contemplated hereby (collectively, “Transfer Taxes”). Sellers shall be solely responsible in all instances for all Transfer Taxes.

11.2       Purchase Price Allocation.  Within 60 days after the Closing Date, Purchaser shall prepare and deliver to PCAA Parent an allocation of an amount equal to the Purchase Price, and any Assumed Liabilities properly taken into account for purposes of determining the purchase price for U.S. federal income tax purposes, among the Purchased Assets in accordance with Section 1060 of the Code.  Within 30 days of its receipt of such allocation, PCAA Parent shall (i) notify Purchaser that it concurs with the allocation and/or determination of fair market value, or (ii) provide written comments to the allocation and/or determination of fair market value, however, the consent and approval by PCAA Parent shall not be unreasonably withheld, delayed or conditioned.  If PCAA Parent and Purchaser disagree on any aspect of the allocation and/or determination of fair market value, PCAA Parent and Purchaser agree to use reasonable best efforts to resolve any such disagreement within 120 days after the Closing.  Any allocation agreed to pursuant to this Section 11.2 shall be binding on PCAA Parent and Purchaser for all Tax reporting purposes, and each of PCAA Parent and Purchaser agrees to cooperate with the other in preparing IRS Form 8594 (to the extent required to reflect the allocation), and to furnish the other with a draft copy of such form within a reasonable period before its filing due date.  If PCAA Parent and Purchaser are unable to resolve any disagreement with respect to the allocation within such 120 day period, each party shall be entitled to allocate the Purchase Price for U.S. federal income tax purposes among the Purchased Assets as such party sees fit.

ARTICLE XII

MISCELLANEOUS

12.1       No Survival of Representations and Warranties.  The parties hereto agree that the representations, warranties, covenants and agreements contained herein or in any other document delivered pursuant to this Agreement shall not survive the Closing Date, except for covenants and agreements that by their terms are to be satisfied after the Closing Date and as otherwise provided in Section 4.6(a), which covenants and agreements shall survive until satisfied in accordance with their terms.

12.2       No Consequential Damages.  Notwithstanding anything herein to the contrary, no party shall, in any event, be liable to any other Person for any consequential, incidental, indirect, special or punitive damages of such other Person, including loss of future revenue, income or profits, diminution of value or loss of business reputation or opportunity relating to the breach or alleged breach hereof.

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12.3       Expenses.  Except as otherwise provided herein (including Section 8.4), each of the Sellers and Purchaser shall bear its own expenses incurred in connection with the negotiation and execution hereof and each other agreement, document and instrument contemplated hereby and the consummation of the transactions contemplated hereby and thereby.

12.4       Injunctive Relief.  Damages at law may be an inadequate remedy for the breach of any of the covenants, promises and agreements contained herein, and, accordingly, any party hereto shall be entitled to injunctive relief with respect to any such breach, including without limitation specific performance of such covenants, promises or agreements or an order enjoining a party from any threatened, or from the continuation of any actual, breach of the covenants, promises or agreements contained herein.  The rights set forth in this Section 12.4 shall be in addition to any other rights which a party may have at law or in equity pursuant to this Agreement.

12.5       Submission to Jurisdiction; Consent to Service of Process.

(a)         Without limiting any party’s right to appeal any Order of the Bankruptcy Court, (i) the Bankruptcy Court shall retain exclusive jurisdiction to enforce the terms hereof and to decide any claims or disputes which may arise or result from, or be connected with, this Agreement, any breach or default hereunder, or the transactions contemplated hereby, and (ii) any and all proceedings related to the foregoing shall be filed and maintained only in the Bankruptcy Court, and the parties hereby consent to and submit to the jurisdiction and venue of the Bankruptcy Court and shall receive notices at such locations as indicated in Section 12.9; provided, however, that if the Bankruptcy Case has closed, the parties agree to unconditionally and irrevocably submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in New York County or the Commercial Division, Civil Branch of the Supreme Court of the State of New York sitting in New York County and any appellate court from any thereof, for the resolution of any such claim or dispute.  The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)         Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by delivery of a copy thereof in accordance with the provisions of Section 12.9.

12.6       Waiver of Right to Trial by Jury.  EACH PARTY TO THIS AGREEMENT WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, MATTER OR PROCEEDING REGARDING THIS AGREEMENT OR ANY PROVISION HEREOF.

Strictly Confidential

12.7       Entire Agreement; Amendments and Waivers.  This Agreement (including the Schedules and Exhibits hereto), the Seller Documents and the Purchaser Documents represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior discussions and agreements between the parties with respect thereto, including the Confidentiality Agreement between Aurora Resurgence Management Partners LLC and PCAA Parent, dated July 27, 2009, and that certain letter between Aurora Resurgence Management Partners LLC and PCAA Parent,  dated February 22, 2010.  This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought.  No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.  The waiver by any party hereto of a breach of any provision hereof shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.  No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

12.8       Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State, without giving effect to any choice-of-law principles that would require the application of the laws of another jurisdiction, except as may be governed by the Bankruptcy Code.

12.9       Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission) or (iii) one Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

If to the Sellers, to:

PCAA Parent, LLC
621 North Governor Printz Boulevard
Essington, PA 19029
Attention:         Mark Shapiro

With a copy (which shall not constitute notice) to:

Todd Weintraub
Director of PCAA Parent
c/o Macquarie Infrastructure Company LLC
125 West 55th Street
New York, NY  10019
Facsimile:          (212) 231-1838

Milbank, Tweed, Hadley & McCloy LLP
1 Chase Manhattan Plaza
New York, NY 10005
Facsimile:         (212) 822-5491
    (212) 822-5194
Attention:         John D. Franchini
    Matthew S. Barr

If to Purchaser, to:

Commercial Finance Services 2907 Inc.
c/o Aurora Resurgence
10877 Wilshire Blvd., 21st Floor
Los Angeles, CA 90024
Facsimile:          (310) 277-5591
Attention:         Anthony DiSimone, Joshua Phillips, Ryan McCarthy and
   Tim J. Hart

With a copy to:

Kirkland & Ellis LLP
300 N. LaSalle
Chicago, IL 60654
Facsimile:         (312) 862-2200
Attention:         Ray C. Schrock and Jeremy S. Liss

12.10     Severability.  If any term or other provision hereof is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms or provisions hereof shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

12.11     Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.  Nothing herein shall create or be deemed to create any third party beneficiary rights in any Person or entity not a party to this Agreement except as provided below.  No assignment hereof or of any rights or obligations hereunder may be made by either the Sellers or Purchaser without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void, except (a) for assignments and transfers by operation of Law and (b) that Purchaser may assign any or all of its rights, interests and obligations hereunder to an Affiliate of Purchaser, provided that any such Affiliate agrees in writing to be bound by all of the terms, conditions and provisions contained herein.  No assignment pursuant to this Section 12.11 of any obligations hereunder shall relieve the assigning party of any such obligations.  Upon any such permitted assignment, the references herein to Purchaser shall also apply to any such assignee unless the context otherwise requires.

12.12     Non-Recourse.  No past, present or future director, officer, employee, agent, advisor, incorporator, member, partner or equityholder of any Seller shall have any liability for any obligations or liabilities of such Seller hereunder or the Seller Documents of or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby and thereby.

Strictly Confidential

12.13     Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy hereof and all of which, when taken together, will be deemed to constitute one and the same agreement.

12.14     Special Limited Indemnity.  Purchaser agrees that if SecureNet LLC, or its successors, assigns, affiliates or any such related entity, asserts a claim pursuant to section 365 of the Bankruptcy Code on account of the rejection of an executory contract or unexpired lease for the services relating to authorizing, processing and settling credit and debit card transactions for the Sellers (the “SecureNet Rejection Claim”), then Purchaser shall (a) reimburse on a monthly basis the Sellers’ Chapter 11 estates for the amount of the reasonable documented attorneys fees and costs incurred by the Sellers or the Liquidating Trustee, as applicable in accordance with the Chapter 11 Plan, to object to and prosecute such objection to the SecureNet Rejection Claim and (b) pay to the Debtors’ estates or the Liquidating Trustee, as applicable in accordance with the Chapter 11 Plan, the amount (subject to the limitation of $600,000 described herein) to avoid dilution of other General Unsecured Creditors, which shall be calculated as the lesser of (i) $600,000 and (ii) the amount of the Allowed SecureNet Rejection Claim multiplied by a fraction (Y) the numerator of which is the amount of the total cash distributions to be made under the Chapter 11 Plan to the Class of General Unsecured Claims in which the SecureNet Rejection Claim is classified (in accordance with the Chapter 11 Plan) assuming (for purposes of this calculation) that the SecureNet Rejection Claim is disallowed or expunged, and (Z) the denominator of which is the total amount of Allowed General Unsecured claims in such Class assuming (for purposes of this calculation) that the SecureNet Rejection Claim is disallowed or expunged.  Sellers, Sellers’ estates, and the Liquidating Trustee, as applicable, agree that they will assert in any objection and proceeding regarding the SecureNet Rejection Claim that the amount of the Allowed SecureNet Reject Claim is zero.  Sellers, Sellers’ estates, and the Liquidating Trustee agree to use reasonable efforts in any defense of the SecureNet Rejection Claim to ensure that the amount of the Allowed SecureNet Reject Claim is zero.  Capitalized terms used in this Section 12.14 and not otherwise defined in this Agreement shall have the meaning ascribed to them in the Chapter 11 Plan.

12.15     Release of Purchaser.  The Sellers hereby waive and release any and all claims and defenses that the Sellers or any party claiming through the Sellers may have against the Purchaser, other than claims against the Purchaser arising under this Agreement.

[Remainder of page intentionally left blank; signature pages follow]

Strictly Confidential

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers, as of the date first written above.

COMMERCIAL FINANCE SERVICES 2907 INC.

By:
Name:
Title:

PCAA PARENT, LLC		PCAA CHICAGO, LLC

By:		By:
	Name:		Name:
	Title:		Title:

RCL PROPERTIES, LLC		PCAA LP, LLC

By:		By:
	Name:		Name:
	Title:		Title:

PCAA GP, LLC		PARKING COMPANY OF AMERICA AIRPORTS, PHOENIX, LLC

By:		By:
	Name:		Name:
	Title:		Title:

PCAA AIRPORTS, LTD.		PCAA SP, LLC

By:		By:
	Name:		Name:
	Title:		Title:

PARKING COMPANY OF AMERICA AIRPORTS, LLC		PCAA OAKLAND, LLC

By:		By:
	Name:		Name:
	Title:		Title:

PCAA PROPERTIES, LLC		PARKING COMPANY OF AMERICA AIRPORTS HOLDINGS, LLC (with respect to Section 3.3(b) only)

By:		By:
	Name:		Name:
	Title:		Title:

AIRPORT PARKING MANAGEMENT, LLC		PCAA MISSOURI, LLC

By:		By:
	Name:		Name:
	Title:		Title:

PCAA SP-OK, LLC

By:
Name:
Title:

EXHIBIT A

Intentionally Omitted.

EXHIBIT B

Form of Sale Order

EXHIBIT C

FORM OF TRANSITION SERVICES AGREEMENT

This TRANSITION SERVICES AGREEMENT (this “Agreement”) is made and entered into as of [_______], 2010 (the “Effective Date”), by and among PCAA Parent, LLC, a Delaware limited liability company (“PCAA Parent”), the subsidiaries of PCAA Parent set forth on the signature pages hereto (together with PCAA Parent, the “Sellers”), and Commercial Finance Services 2907 Inc., a Delaware corporation (“Purchaser”).  Sellers and Purchaser are referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, Sellers and Purchaser are parties to that certain Asset Purchase Agreement, dated April 29, 2010 (the “Purchase Agreement”), providing for the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities between Sellers and Purchaser, all upon the terms and conditions set forth in the Purchase Agreement;

WHEREAS, in order to ensure an orderly transition in effecting the transactions contemplated by the Purchase Agreement, Purchaser desires to procure certain services from Sellers, and Sellers are willing to provide such services to Purchaser for the transitional period described herein, on the terms and conditions set forth in this Agreement; and

WHEREAS, in order to ensure an orderly transition in effecting the transactions contemplated by the Purchase Agreement, Sellers desire to procure certain services from Purchaser, and Purchaser is willing to provide such services to Sellers for the transitional period described herein, on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows.

ARTICLE I
DEFINITIONS

1.1          Defined Terms.  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

ARTICLE II
PROVISION OF THE TRANSITION SERVICES

2.1          Provision of the Transition Services.

(a)           Sellers shall use commercially reasonable efforts to provide, or cause to be provided, the services specified in Schedule 1 (the “Seller Services”).  Purchaser shall use commercially reasonable efforts to provide, or cause to be provided, the services specified in Schedule 2 (the “Purchaser Services” and, collectively with the Seller Services, the “Transition Services”).  Each Party responsible for providing Transition Services (each, a “Providing Party”) shall use commercially reasonable efforts to provide, or cause to be provided, such Transition Services in a reasonable and diligent manner consistent with the quality and level of service with which such Party or its affiliates provides, or causes to be provided, services for themselves.  Notwithstanding anything in this Agreement to the contrary, in no event shall any Providing Party be obligated to (a) make any modifications to, or refrain from making any modifications to, any such services such Providing Party provides to itself, (b) acquire additional assets, equipment, rights or properties, (c) hire additional employees or (d) maintain or support any assets, equipment, rights or property that are not owned or leased by such Providing Party.  Notwithstanding the foregoing or any other provision in this Agreement, (i) neither Party shall be in breach of this Agreement if such Party does not provide, or cause to be provided, any Transition Services as a result of any refusal to give, or material delay in providing (after reasonable notice), any consent reasonably requested with respect to any matter under this Agreement on the part of the Party receiving such Transition Services (each, a “Receiving Party”) and (ii) a Providing Party is not required to provide any Transition Service if the provision thereof would violate any applicable Law.

2.2         Nature of the Transition Services.  Each Party acknowledges and understands that the Transition Services are transitional in nature and are furnished by the Providing Party for the purpose of facilitating the consummation of the transactions contemplated by the Purchase Agreement and the wind down of the Business immediately following the Closing.  Purchaser acknowledges that it is required to transition the Seller Services to its own internal organization or any other third party service providers as promptly as practicable after the Closing.

ARTICLE III
MANAGEMENT AND CONTROL

3.1         Cooperation.  The Receiving Party shall provide all cooperation and assistance reasonably required by the Providing Party or any of its Affiliates or subcontractors to enable the Providing Party to provide, or cause to be provided, the Transition Services.  Each Party shall provide reasonable access to the other Party to its premises, officers and employees, and books and records during normal business hours and upon reasonable advance notice to enable the other Party to perform its obligations under this Agreement.

3.2         Contract Managers.  Each Party shall appoint an individual to act as the primary point of operational contact for the administration and operation of this Agreement (each, a “Contract Manager”).  Each Contract Manager shall have overall responsibility for coordinating, on behalf of Sellers or Purchaser, as applicable, all activities undertaken by Sellers or Purchaser, as applicable, hereunder, for coordinating the provision of the Transition Services, for acting as a day-to-day contact with the other Party’s Contract Manager, for making available to the Providing Party the data, facilities, resources and other support services required for the Providing Party to be able to provide the Transition Services in accordance with the requirements of this Agreement, and for handling disputes in accordance with Section 3.3.  Either Party may change its Contract Manager by providing written notice thereof to the other Party in accordance with Section 8.8.

3.3         Dispute Resolution.  The Parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiations in accordance with this Section 3.3.

(a)           Contract Managers.  In the event that a dispute arises, the Contract Managers shall first consider and attempt to resolve the dispute for a period up to 15 days following receipt of a notice from either Party specifying the nature of the dispute.

(b)           Senior Management.  In the event that the dispute is not resolved by the end of the 15 day period referred to in Section 3.3.1, either Party may submit the dispute for consideration by senior executives of the Parties who do not have direct responsibility for administration of this Agreement (collectively, “Senior Executives”).  Thereupon, the Contract Managers shall promptly prepare and send to the Senior Executives a reasonably detailed notice describing(i) the issues in dispute and each Party’s position thereon, (ii) a summary of the evidence and arguments supporting each Party’s position (attaching all relevant documents), and (iii) a summary of the negotiations that have taken place to date.  The Senior Executives shall meet for negotiations (which may be held telephonically) as often as the Senior Executives deem reasonably necessary to resolve the dispute.  In the event that the dispute is not resolved within 30 days after the date that the Contract Managers first considered the dispute, either Party may pursue any and all rights and remedies available to it at law or in equity.

ARTICLE IV
FEES AND PAYMENT

4.1         Fees.

(a)           The Providing Party shall invoice the Receiving Party, and the Receiving Party shall pay to the Providing Party, for the reasonable, actual, out-of-pocket costs and expenses (the “Fees”) incurred by the Providing Party (without markup or margin to such costs and expenses incurred by the Providing Party) in connection with providing the applicable Transition Services to be provided by the Providing Party hereunder. In addition, Sellers shall pay to Purchaser on a monthly basis the amount of $5,000 (the “Monthly Fee”) during the term of this Agreement, as consideration for the Purchaser Services provided during the preceding month. Except as expressly set forth in this Section 4.1, neither Party shall have any obligation to reimburse the other Party for any costs or expenses incurred by the other Party in providing the applicable Transitions Services, or to pay any fees or make any other payments to any other Party.

4.2         Payment and Invoices.  The Providing Party shall, on a monthly basis, submit to the Receiving Party for payment a billing invoice setting forth the applicable Transition Services provided during such period, the corresponding amounts owed for such Transition Services and, in the case of Purchaser as the Providing Party, the Monthly Fee.  Payment of all such undisputed amounts owed (it being understood that the Monthly Fee may not be disputed) shall be remitted within ten Business Days after the date on which the Receiving Party receives the Providing Party’s invoice.  If the Receiving Party elects to terminate its right to receive one or more categories of Transition Services pursuant to Section 5.2, any Fees payable to the Providing Party for such Transition Service shall be reduced by the amount attributed to such terminated category of Transition Service on Schedule 1 or Schedule 2, as applicable.

4.3         Taxes.  The Fees do not include any taxes.  In addition to the Fees, the Receiving Party shall be responsible for payment of all taxes chargeable in respect of such Transition Service, including, but not limited to, value-added taxes, tariffs, duties, export or import fees, sales taxes, use taxes, service taxes, but excluding taxes based on the net income of the Providing Party.

ARTICLE V
TERM AND TERMINATION

5.1         Term.

(a)           Term of Agreement.  The term of this Agreement shall begin on the Effective Date and end on [_________, 2011]1 (the “Termination Date”); provided that the Parties may agreed to extend the Termination Date in their sole discretion.

5.2         Termination.

(a)           Termination for Convenience.  Either Party may terminate its right to receive any particular Transition Service for any or no reason by providing the other Party not less than 30 days prior written notice setting forth the termination date for such Transition Service; provided, however, that such termination shall in no way affect the terminating Party’s obligation to provide Transition Services to the other Party hereunder.

(b)           Termination for Breach.  In the event that a Party materially breaches any of its obligations under this Agreement, and does not cure such breach within 10 days after receiving written notice thereof from the non-breaching Party, then the non-breaching Party may, in addition to any other remedies available to it, terminate any Transition Service affected by such breach or this Agreement in its entirety by providing written notice of termination to the other Party, which termination shall be effective immediately.

(c)           Bankruptcy Termination.  This Agreement may be terminated by either Party upon at least 30 days prior written notice in the event that the other Party (or any successor entity) is declared insolvent or bankrupt, or makes an assignment for the benefit of creditors, or a receiver is appointed or any proceeding is demanded by, for or against such other Party (or any successor entity) under any provision of the Bankruptcy Code.

(d)           Effect of Termination.  Any termination of this Agreement shall be without prejudice to any rights or obligations of the Parties accruing prior to such termination, including the right to payment of unpaid amounts owing for services performed prior to termination.

ARTICLE VI
LIMITATION OF LIABILITY

6.1         LIMITATION OF LIABILITY.  EXCEPT IN THE CASE OF FRAUD, GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR INTENTIONAL ABANDONMENT OF THIS AGREEMENT, THE LIABILITY OF EACH PARTY AND THEIR AFFILIATES UNDER THIS AGREEMENT, WHETHER ARISING FROM CONTRACT, TORT, WARRANTY, NEGLIGENCE OR OTHERWISE, SHALL BE LIMITED TO THE AMOUNTS PAID BY THE OTHER PARTY FOR THE TRANSITION SERVICES PROVIDED TO IT HEREUNDER, OR $60,000, WHICHEVER IS GREATER.

6.2         CONSEQUENTIAL DAMAGES.  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, EXCEPT IN THE CASE OF FRAUD, GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR INTENTIONAL ABANDONMENT OF THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY OR ITS AFFILIATES BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES IN CONNECTION WITH THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, LOST TIME, LOST MONEY, LOST PROFITS, OR GOODWILL, REGARDLESS OF THE FORM OF THE ACTION OR THE BASIS OF THE CLAIM, EVEN IF A PARTY OR ITS AFFILIATE HAS BEEN APPRISED OF THE POSSIBILITIES OF SUCH DAMAGES, AND WHETHER OR NOT SUCH COULD HAVE BEEN FORESEEN OR PREVENTED.

1 The 15 month anniversary of the Closing Date.

ARTICLE VII
INDEMNIFICATION

7.1         Indemnification Obligation.  Each Party (the “Indemnifying Party”) shall protect, defend, hold harmless and indemnify the other Party (the “Indemnified Party”) from and against any and all claims, losses, damages and liabilities arising out of or resulting from (i) the Indemnifying Party’s breach of this Agreement or (ii) the Indemnifying Party’s fraud, gross negligence, willful misconduct or intentional abandonment of this Agreement.  For the sake of clarity, the Liquidating Trustee (as such term is defined in the Chapter 11 Plan) is not a successor to the Sellers under this Agreement and shall have no indemnification obligation hereunder.

7.2         Indemnification Procedure.  The Indemnified Party shall promptly notify the Indemnifying Party in writing of any claim, action, demand or lawsuit for which the Indemnified Party intends to claim indemnification hereunder (however, failure to give such notice will not relieve the Indemnifying Party from its obligations hereunder, except to the extent that (and only to the extent that) the Indemnifying Party is prejudiced by such delay).  The Indemnifying Party shall have the right to take control of the defense of all actions that are indemnified against hereunder; provided, however, that the Indemnifying Party shall not have the right to settle or compromise any claim without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld, conditioned or delayed, excluding, however, a compromise or settlement based solely on the payment of money in exchange for a complete release of the Indemnified Party without any further obligations being imposed on the Indemnified Party.  The Indemnified Party shall cooperate with the Indemnifying Party and its legal representatives in the investigation and defense of any action covered by this indemnification.

ARTICLE VIII
GENERAL

8.1         Confidentiality.  The confidentiality provisions set forth in Section 8.5 of the Purchase Agreement shall apply to this Agreement as if fully set forth herein.

8.2         Force Majeure.  The Providing Party shall not be liable to the Receiving Party for any breach of this Agreement or failure to perform any obligation under this Agreement resulting from an event beyond the reasonable control of the Providing Party, including, but not limited to, war, fire, explosion, flood, strike, riot, act of governmental authority, act of God, act of terror or other contingency.

8.3         Relationship of the Parties.  Each Party, in performance of this Agreement, is acting as an independent contractor to the other Party, and not as a partner, joint venturer or agent.  The Parties do not intend to create by this Agreement an employer-employee relationship.  Each Party retains control over its personnel, and the employees of one Party shall not be considered employees of the other Party.  Neither Party shall be bound by any representation, act or omission of the other Party.  Neither Party shall have any right, power or authority to create any obligation, express or implied, on behalf of the other Party.

8.4         Subcontracting.  The Providing Party may use subsidiaries or contractors, subcontractors, vendors or other third parties under contract with the Providing Party to provide some or all of such Transition Service.  If the Providing Party delegates any of its responsibilities under this Agreement to any of its subsidiaries or generally uses contractors, subcontractors, vendors or other third parties in the performance thereof on behalf of the Providing Party, then the cost thereof, reasonably calculated, may be billed to the Receiving Party, provided that the Providing Party shall not incur any such costs in any given month in excess of the Monthly Fee without the prior written consent of the Receiving Party; provided, further, that the Providing Party shall remain fully responsible for the actions and performance of such subsidiary or contractor, subcontractor, vendor or other third party to the extent the Providing Party would be responsible hereunder if performing such obligations itself and such subsidiary or contractor, subcontractor, vendor or other third party shall be deemed the Providing Party hereunder for purposes of defining its performance obligations.

8.5         Binding Effect; No Third Party Beneficiaries; No Assignment.  This Agreement shall be legally binding upon and inure to the benefit of the Parties and their respective successors and assigns.  Nothing herein shall create or be deemed to create any third party beneficiary rights in any Person that is not a Party.  No assignment hereof or of any rights or obligations hereunder may be made by any Party (by operation of law or otherwise) without the prior written consent of the other Party and any attempted assignment without such required consent shall be without effect.

8.6         Survival.  Articles 4, 6, 7 and 8 shall survive termination or expiration of this Agreement.

8.7         Amendment; Waiver.  This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, each of the Parties hereto.  No waiver by any Party of any breach of any covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent breach of any covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

8.8         No Setoff.  Each Party agrees that it will perform its obligations hereunder without setoff, deduction or withholding of any kind for amounts owed or payable by the other Party, whether under this Agreement or otherwise.

8.9         Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt), (b) when sent by facsimile (with written confirmation of transmission) or (c) one Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

If to Sellers, to:

PCAA Parent, LLC

621 North Governor Printz Boulevard

Essington, PA 19029

Attention:	Mark Shapiro

With a copy (which shall not constitute notice) to:

Todd Weintraub
Director of PCAA Parent
c/o Macquarie Infrastructure Company LLC
125 West 55th Street
New York, NY  10019
Facsimile:	(212) 231-1838

Milbank, Tweed, Hadley & McCloy LLP
1 Chase Manhattan Plaza
New York, NY 10005
Facsimile:	(212) 822-5491
(212) 822-5194
Attention:	John D. Franchini
Matthew S. Barr

If to Purchaser, to:

Commercial Finance Services 2907 Inc.
c/o Aurora Resurgence
10877 Wilshire Blvd., 21st Floor
Los Angeles, CA 90024
Facsimile:	(310) 277-5591
Attention:	Anthony DiSimone, Joshua Phillips, Ryan McCarthy and
Tim J. Hart

With a copy to:

Kirkland & Ellis LLP
300 N. LaSalle
Chicago, IL 60654
Facsimile:	(312) 862-2200
Attention:	Ray C. Schrock and Jeremy S. Liss

8.10       Severability.  In the event that any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any of the Parties.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

8.11       Entire Agreement.  This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between Sellers and Purchaser with respect to the subject matter hereof.

8.12       Governing Law; Submission to Jurisdiction.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State, except as may be governed by the Bankruptcy Code.  Without limiting any Party’s right to appeal any Order of the Bankruptcy Court, (i) the Bankruptcy Court shall retain exclusive jurisdiction to enforce the terms of this Agreement and to decide any claims or disputes which may arise or result from, or be connected with, this Agreement, any breach or default hereunder, or the transactions contemplated hereby, and (ii) any and all proceedings related to the foregoing shall be filed and maintained only in the Bankruptcy Court, and the parties hereby consent to and submit to the jurisdiction and venue of the Bankruptcy Court and shall receive notices at such locations as indicated in Section 8.9 hereof; provided, however, that if the Bankruptcy Case has closed, the parties agree to unconditionally and irrevocably submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in New York County or the Commercial Division, Civil Branch of the Supreme Court of the State of New York sitting in New York County and any appellate court from any thereof, for the resolution of any such claim or dispute.  The Parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the Parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

8.13       WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, MATTER OR PROCEEDING REGARDING THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

8.14       Counterparts.  This Agreement may be executed (including by facsimile transmission) in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by an authorized representative as of the Effective Date.

COMMERCIAL FINANCE SERVICES 2907 INC.

By:
Name:
Title:

PCAA PARENT, LLC		PCAA CHICAGO, LLC

By:		By:
	Name:		Name:
	Title:		Title:

RCL PROPERTIES, LLC		PCAA LP, LLC

By:		By:
	Name:		Name:
	Title:		Title:

PCAA GP, LLC		PARKING COMPANY OF AMERICA AIRPORTS, PHOENIX, LLC

By:		By:
	Name:		Name:
	Title:		Title:

PCAA AIRPORTS, LTD.		PCAA SP, LLC

By:		By:
	Name:		Name:
	Title:		Title:

PARKING COMPANY OF AMERICA AIRPORTS, LLC		PCAA OAKLAND, LLC

By:		By:
	Name:		Name:
	Title:		Title:

PCAA PROPERTIES, LLC		PCAA MISSOURI, LLC

By:		By:
	Name:		Name:
	Title:		Title:

AIRPORT PARKING MANAGEMENT, LLC		PCAA SP-OK, LLC

By:		By:
	Name:		Name:
	Title:		Title:

SCHEDULE 1

SELLER SERVICES

Description of Service

The Sellers shall preserve their books and records and all Documents that do not constitute Purchased Assets under the Purchase Agreement, or copies thereof, during the term of this Agreement, and, during the term of this Agreement, provide reasonable access to Purchaser, its officers, representatives and agents, to (a) such books, records and Documents, subject to restrictions based on applicable confidentiality obligations and applicable law (it being understood that the terms of Section 8.1 of this Agreement shall apply to all such books, records and Documents), and (b) Sellers’ officers, employees, representatives and agents, in the case of each of (a) and (b), during normal business hours and upon reasonable advance notice, in order to reasonably assist Purchaser in Purchaser’s preparation of customary financial statements relating to the Business, and Purchaser’s preparation and making of necessary filings and disclosures relating to the Business and required under applicable Law to be made after the Closing Date by Purchaser.

SCHEDULE 2

PURCHASER SERVICES

Description of Service

Purchaser shall preserve its books and records and all Documents that constitute Purchased Assets under the Purchase Agreement, or copies thereof, during the term of this Agreement, and, during the term of this Agreement, provide reasonable access to Sellers, their officers, representatives and agents, to (a) such books, records and Documents, subject to restrictions based on applicable confidentiality obligations and applicable law (it being understood that the terms of Section 8.1 of this Agreement shall apply to all such books, records and Documents), and (b) Purchaser’s officers, employees, representatives and agents, in the case of each of (a) and (b), during normal business hours and upon reasonable advance notice, in order to reasonably assist Sellers in:

1.  the Sellers’ cancellation, termination or winding-down of any Contracts of Sellers that are not Purchased Contracts under the Purchase Agreement;

2.  the Sellers’ efforts to effect any sale, or other disposition, of any Tangible Personal Property or Real Property of the Sellers that does not constitute Purchased Assets under the Purchase Agreement;

3.  the Sellers’ and their affiliates’ preparation of customary financial statements relating to the Business, and the Sellers’ and their affiliates’ preparation and making of necessary filings and disclosures relating to the Business and required under applicable Law to be made after the Closing Date by any of the Sellers or their affiliates, including tax and regulatory filings and audits and environmental disclosures;

4. the retrieval of records and research of transactions in connection with, among other things, the pursuit of certain causes of action by Sellers, the Creditors’ Committee or any liquidating trustee that is established, or the defense of any claims by unrelated third parties against Sellers, the Creditors’ Committee or any liquidating trustee;

5. the administration of employee-related matters, including WARN Act notifications, benefits administration, COBRA notifications and administration, and immigration records; and

6. any other matter as may be reasonably requested by Sellers.

EXHIBIT D

FORM OF ASSIGNMENT AND BILL OF SALE

ASSIGNMENT AND BILL OF SALE, dated as of [_______] [__], 2010 (this “Assignment and Bill of Sale”), among PCAA Parent, LLC, a Delaware limited liability company (“PCAA Parent”), the Subsidiaries of PCAA Parent set forth on the signature pages hereto (together with PCAA Parent, the “Sellers”), and Commercial Finance Services 2907 Inc., a Delaware corporation (“Purchaser”).

WHEREAS, Purchaser and the Sellers have entered into an Asset Purchase Agreement, dated as of April 29, 2010 (as amended, modified or supplemented from time to time in accordance with its terms, the “Asset Purchase Agreement”; capitalized terms used but not defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement);

WHEREAS, pursuant to, and in accordance with the terms of, the Asset Purchase Agreement, the Sellers have agreed to sell, transfer and assign to Purchaser, and Purchaser has agreed to purchase, acquire and assume from the Sellers, pursuant to sections 363 and 365 of the Bankruptcy Code, all of the Purchased Assets and Assumed Liabilities;

WHEREAS, the Sellers have filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware and became debtors-in-possession under the Bankruptcy Code, and the Sellers and the Purchaser intend that the transactions contemplated by the Asset Purchase Agreement will be consummated pursuant to a plan of liquidation or reorganization, subject to the satisfaction of the conditions set forth in the Asset Purchase Agreement; and

WHEREAS, the Sellers desire to sell, transfer, convey, assign and deliver to Purchaser the Purchased Assets described in Section 2.1 of the Asset Purchase Agreement and Purchaser desires to accept the sale, transfer, conveyance, assignment and delivery thereof.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

1.         Assignment. Upon the terms and subject to the conditions of the Asset Purchase Agreement, each of the Sellers hereby irrevocably sells, transfers, conveys, assigns and delivers to Purchaser all of such Seller’s right, title and interest in, to and under the Purchased Assets described in Section 2.1 of the Asset Purchase Agreement, free and clear of all Liens to the extent provided in the Sale Order and subject to the Permitted Exceptions.  Purchaser hereby accepts the sale, transfer, conveyance, assignment and delivery of the Purchased Assets.

2.         Asset Purchase Agreement. Nothing contained in this Assignment and Bill of Sale shall be deemed to supersede, enlarge on or modify any of the obligations, agreements, covenants or warranties of PCAA Parent, the Sellers or the Purchaser contained in the Asset Purchase Agreement.  If any conflict or other difference exists between the terms of this Assignment and Bill of Sale and the Asset Purchase Agreement, then the terms of the Asset Purchase Agreement shall govern and control.

3.         Successors and Assigns. No Person other than the Purchaser, and their respective successors and assigns shall have any rights under this Assignment and Bill of Sale or the provisions contained herein.

4.         Further Assurances. The Sellers and the Purchaser shall execute and deliver, or cause to be executed and delivered, from time to time hereafter, upon reasonable request and without further consideration, all such further documents and instruments and shall do and perform all such acts as may be reasonably necessary to give full effect to the intent of this Assignment and Bill of Sale.

5.         Governing Law. This Assignment and Bill of Sale shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State, without giving effect to any choice-of-law principles that would require the application of the laws of another jurisdiction, except as may be governed by the Bankruptcy Code.

6.         Counterparts. This Assignment and Bill of Sale may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

7.         Miscellaneous.  The section headings contained in this Assignment and Bill of Sale are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not affect in any way the meaning or interpretation of this Assignment and Bill of Sale.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Assignment and Bill of Sale on the day and year first above written.

COMMERCIAL FINANCE SERVICES 2907 INC.

By:
Name:
Title:

PCAA PARENT, LLC	PCAA CHICAGO, LLC

By:	By:
Name:	Name:
Title:	Title:

RCL PROPERTIES, LLC	PCAA LP, LLC

By:	By:
Name:	Name:
Title:	Title:

PCAA GP, LLC	PARKING COMPANY OF AMERICA AIRPORTS, PHOENIX, LLC

By:	By:
Name:	Name:
Title:	Title:

PCAA AIRPORTS, LTD.	PCAA SP, LLC

By:	By:
Name:	Name:
Title:	Title:

PARKING COMPANY OF AMERICA AIRPORTS, LLC	PCAA OAKLAND, LLC

By:	By:
Name:	Name:
Title:	Title:

PCAA PROPERTIES, LLC	PCAA SP-OK, LLC

By:	By:
Name:	Name:
Title:	Title:

AIRPORT PARKING MANAGEMENT, LLC	PCAA MISSOURI, LLC

By:	By:
Name:	Name:
Title:	Title:

EXHIBIT D

FORM OF TRADEMARK ASSIGNMENT

This TRADEMARK ASSIGNMENT (this “Assignment”) is entered into this [_______] day of [__________], 2010, by and between Commercial Finance Services 2907 Inc., a Delaware corporation (“Assignee”), and [________________], a [__________] limited liability company (“Assignor”).

WITNESSETH:

WHEREAS, Assignor is the current owner of record of the trademarks listed on Schedule A attached hereto, including the U.S. trademark registrations and applications, state trademark registrations and Canadian trademark registrations listed on Schedule A (hereinafter referred to as “Registrations” and “Trademarks”, respectively);

WHEREAS, Assignee and Assignor, among others, entered into an Asset Purchase Agreement dated as of April 29, 2010 (as amended, modified or supplemented from time to time in accordance with its terms, the “Asset Purchase Agreement”; capitalized terms used but not defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement), pursuant to and in accordance with the terms of which, Assignor has agreed to sell, transfer and assign to Assignee, and Assignee has agreed to purchase, acquire and assume from Assignor, pursuant to sections 363 and 365 of the Bankruptcy Code, all of the Purchased Assets and Assumed Liabilities, including the Registrations and Trademarks; and

WHEREAS, Assignee desires to obtain from Assignor and Assignor desires to transfer, assign and otherwise convey to Assignee any and all of Assignor’s rights, title and interest in, to and under the Trademarks, and the good will associated therewith, including the Registrations pursuant to this Assignment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee agree as follows:

1.           Assignor does hereby, as of the date hereof, transfer, assign and otherwise convey to Assignee and Assignee hereby accepts the assignment and transfer of, all of Assignor’s right, title and interest in, to and under (1) the Trademarks, together with the goodwill associated with and symbolized by the Trademarks, and all marks consisting of or comprising the Trademarks, and the Registrations, including any renewals and extensions thereof that may be secured under the laws of the United States and all foreign countries, now or hereafter in effect, together with all income, royalties or payments due or payable with respect to the Trademarks hereafter, and (2) all rights to sue for the infringement of the foregoing rights, including all claims for damages by reason of past, present or future infringement or other unauthorized use of the Trademarks, with the right to sue for, and collect the same for Assignee’s own use and enjoyment and for the use and enjoyment of its successors, assigns, affiliates or other legal representatives.

2.           Assignor hereby agrees to perform all acts reasonably necessary and appropriate to assist Assignee in perfecting the rights hereby transferred, assigned and conveyed, and to promptly execute all papers as may be reasonably requested by Assignee in order to obtain assignment documents in recordable form and to perfect the rights, title and interest hereby transferred, assigned and conveyed.

3.           This Assignment shall inure to the benefit of the successors and assigns of Assignee, and shall be binding upon the successors and assigns of Assignor.

IN TESTIMONY WHEREOF, Assignor has caused this Assignment to be executed effective as of this ___ day of [________], 2010.

ASSIGNOR	ASSIGNEE
COMMERCIAL FINANCE SERVICES 2907 INC.

By:	By:
Name:	Name:
Title:	Title:

Sworn to before me this ___ day	Sworn to before me this ___ day
of [________], 2010.	of [________], 2010.

Notary Public	Notary Public

SCHEDULE A – TRADEMARKS

UNITED STATES TRADEMARK REGISTRATIONS AND TRADEMARKS

Mark	App. Serial No.	Reg. No.

FASTTRACK DIVIDENDS	N/A	N/A

	N/A	N/A

FASTTRACK PREMIER PARKER	N/A	N/A

	N/A	N/A

FASTTRACK AIRPORT PARKING	76/671,400	N/A

	76/671,401	N/A

	76/671,401*	N/A

Mark	App. Serial No.	Reg. No.

	76/671,401*	N/A

	76/671,401*	N/A

	76/671,401*	N/A

	76/671,401*	N/A

	76/671,401*	N/A

Mark	App. Serial No.	Reg. No.

	76/671,401*	N/A

AIRPORTDISCOUNTPARKING.COM	78/215,206	2,988,342

PICCOLO	76/094,590 (abandoned 07/23/08)	2,596,999

	75/449,390	2,764,485

AVISTAR	75/406,816	2,740,637

ONEPAY	76,240,117 (abandoned 10/15/08)	2,637,027

Mark	App. Serial No.	Reg. No.

	78/215,248	2,823,315

	78/215,252	2,838,605

	N/A	N/A

PCAA	N/A	N/A

	N/A	N/A

	N/A	N/A

AIRPORT CORPORATE PARKING	N/A	N/A

	N/A	N/A

SUNPARK	N/A	N/A

	N/A	N/A

Mark	App. Serial No.	Reg. No.

	77/535,150*	3,590,653*

	77/535,150	3,590,653

	77/535,150*	3,590,653*

	77/535,150*	3,590,653*

Mark	App. Serial No.	Reg. No.

	77/535,150*	3,590,653*

	77/535,150*	3,590,653*

	77/535,150*	3,590,653*

	77/538995	3586861

	N/A	N/A

*Color is not claimed as a feature of the Mark, so technically all of these are covered if they are the same design no matter what the color scheme is.

STATE TRADEMARK REGISTRATIONS AND TRADEMARKS

State	Mark	Reg. No. Date
State of CA	FASTTRACK AIRPORT PARKING	64184 15 NOV 2007

State of TX	FASTTRACK AIRPORT PARKING	800885339 12 NOV 2007

State of AZ	FASTTRACK AIRPORT PARKING	52284 08 NOV 2007

State of TN	FASTTRACK AIRPORT PARKING	N/A 29 OCT 2007

State of IL	FASTTRACK AIRPORT PARKING	098257 24 OCT 2007

State of NJ	FASTTRACK AIRPORT PARKING	22895 22 OCT 2007

State of PA	FASTTRACK AIRPORT PARKING	3339373 19 OCT 2007

State of NY	FASTTRACK AIRPORT PARKING	S20235 18 OCT 2007

State of CT	FASTRACK AIRPORT PARKING AND DESIGN	23010 17 OCT 2007

State of MO	FASTTRACK AIRPORT PARKING	S017775 16 OCT 2007

State of GA	FASTTRACK AIRPORT PARKING	23810 15 OCT 2007

State of CO	FASTTRACK AIRPORT PARKING	20071436254 24 SEP 2007

State of NY	FASTTRACK AIRPORT PARKING	S20235 18 OCT 2007

FOREIGN TRADEMARK REGISTRATIONS AND TRADEMARKS

Country	Mark	App. Serial No.	Reg. No.
CANADA	FASTTRACK AIRPORT PARKING	1340247	TMA715182

CANADA	FASTTRACK AIRPORT PARKING AND DESIGN	1340249	TMA723737

CANADA	FASTTRACK AIRPORT PARKING	1340247	TMA715182

EXHIBIT E

FORM OF ASSUMPTION AGREEMENT

ASSUMPTION AGREEMENT, dated as of [_______] [__], 2010 (this “Assumption Agreement”), among PCAA Parent, LLC, a Delaware limited liability company (“PCAA Parent”), the subsidiaries of PCAA Parent set forth on the signature pages hereto (together with PCAA Parent, the “Sellers”), and Commercial Finance Services 2907 Inc., a Delaware corporation (“Purchaser”).

WHEREAS, Purchaser and the Sellers have entered into an Asset Purchase Agreement, dated as of April 29, 2010 (as amended, modified or supplemented from time to time in accordance with its terms, the “Asset Purchase Agreement”; capitalized terms used but not defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement);

WHEREAS, pursuant to, and in accordance with the terms of, the Asset Purchase Agreement, the Sellers have agreed to sell, transfer and assign to Purchaser, and Purchaser has agreed to purchase, acquire and assume from the Sellers, pursuant to sections 363 and 365 of the Bankruptcy Code, all of the Purchased Assets and Assumed Liabilities;

WHEREAS, the Sellers filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware and become debtors-in-possession under the Bankruptcy Code, and the Sellers and the Purchaser intend that the transactions contemplated by the Asset Purchase Agreement will be consummated pursuant to a plan of liquidation or reorganization, subject to the satisfaction of the conditions set forth in the Asset Purchase Agreement;

WHEREAS, Purchaser has agreed, in partial consideration for the Purchased Assets, to assume the Assumed Liabilities described in Section 2.3 of the Asset Purchase Agreement by executing this Assumption Agreement; and

WHEREAS, pursuant to Section 4.3(b) of the Asset Purchase Agreement, Purchaser is required to execute and deliver to the Sellers this Assumption Agreement whereby Purchaser assumes the Assumed Liabilities.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

1.           Assumption. Purchaser hereby undertakes and agrees from and after the date hereof, subject to the limitations contained herein, to assume and to pay, perform and discharge when due the Assumed Liabilities described in Section 2.3 of the Asset Purchase Agreement.

2.           Asset Purchase Agreement. Other than as specifically stated above or in the Asset Purchase Agreement, Purchaser assumes no debt, liability or obligation of the Sellers, including without limitation the Excluded Liabilities described in Section 2.4 of the Asset Purchase Agreement, and it is expressly understood and agreed that all debts, liabilities and obligations not assumed hereby by Purchaser shall remain the sole obligation of the Sellers, or their respective successors and assigns.  Nothing contained in this Assumption Agreement shall be deemed to supersede, enlarge on or modify any of the obligations, agreements, covenants or warranties of PCAA Parent, the Sellers or the Purchaser contained in the Asset Purchase Agreement.  If any conflict or other difference exists between the terms of this Assumption Agreement and the Asset Purchase Agreement, then the terms of the Asset Purchase Agreement shall govern and control.

3.           Successors and Assigns.  No Person other than the Sellers, and their respective successors and assigns shall have any rights under this Assumption Agreement or the provisions contained herein.

4.           Further Assurances.  The Sellers and the Purchaser shall execute and deliver, or cause to be executed and delivered, from time to time hereafter, upon reasonable request and without further consideration, all such further documents and instruments and shall do and perform all such acts as may be reasonably necessary to give full effect to the intent of this Assumption Agreement.

5.           Governing Law. This Assumption Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State, without giving effect to any choice-of-law principles that would require the application of the laws of another jurisdiction, except as may be governed by the Bankruptcy Code.

6.           Counterparts. This Assumption Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

7.           Miscellaneous.  The section headings contained in this Assumption Agreement are solely for the purpose of reference and are not part of the agreement of the parties hereto and shall not affect in any way the meaning or interpretation of this Assumption Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Assumption Agreement on the day and year first above written.

COMMERCIAL FINANCE SERVICES 2907 INC.

By:		[Illegible]
	Name:	[Illegible]
	Title:	G.C.

PCAA PARENT, LLC		PCAA CHICAGO, LLC

By: PCAA Parent, LLC Its Sole Member

By:	/s/ Charles Huntzinger	By:	/s/ Charles Huntzinger
Name:	Charles Huntzinger	Name:	Charles Huntzinger
Title:	Chief Executive Officer	Title:	Chief Executive Officer

By:		By:
Name:	Todd Weintraub	Name:	Todd Weintraub
Title:	Director	Title:	Director

RCL PROPERTIES, LLC		PCAA LP, LLC

By: PCAA Parent, LLC Its Sole Member		By: PCAA Parent, LLC Its Sole Member

By:	/s/ Charles Huntzinger	By:	/s/ Charles Huntzinger
Name:	Charles Huntzinger	Name:	Charles Huntzinger
Title:	Chief Executive Officer	Title:	Chief Executive Officer

By:		By:
Name:	Todd Weintraub	Name:	Todd Weintraub
Title:	Director	Title:	Director

PCAA GP, LLC		PARKING COMPANY OF AMERICA AIRPORTS, PHOENIX, LLC

By: PCAA Parent, LLC Its Sole Member		By: PCAA Parent, LLC Its Sole Member

By:	/s/ Charles Huntzinger	By:	/s/ Charles Huntzinger
Name:	Charles Huntzinger	Name:	Charles Huntzinger
Title:	Chief Executive Officer	Title:	Chief Executive Officer

By:		By:
Name:	Todd Weintraub	Name:	Todd Weintraub
Title:	Director	Title:	Director

PCAA PARENT, LLC		PCAA CHICAGO, LLC

By: PCAA Parent, LLC Its Sole Member

By:		By:
Name:	Charles Huntzinger	Name:	Charles Huntzinger
Title:	Chief Executive Officer	Title:	Chief Executive Officer

By:	/s/ Todd Weintraub	By:	/s/ Todd Weintraub
Name:	Todd Weintraub	Name:	Todd Weintraub
Title:	Director	Title:	Director

RCL PROPERTIES, LLC		PCAA LP, LLC

By: PCAA Parent, LLC Its Sole Member		By: PCAA Parent, LLC Its Sole Member

By:		By:
Name:	Charles Huntzinger	Name:	Charles Huntzinger
Title:	Chief Executive Officer	Title:	Chief Executive Officer

By:	/s/ Todd Weintraub	By:	/s/ Todd Weintraub
Name:	Todd Weintraub	Name:	Todd Weintraub
Title:	Director	Title:	Director

PCAA GP, LLC		PARKING COMPANY OF AMERICA AIRPORTS, PHOENIX, LLC

By: PCAA Parent, LLC Its Sole Member		By: PCAA Parent, LLC Its Sole Member

By:		By:
Name:	Charles Huntzinger	Name:	Charles Huntzinger
Title:	Chief Executive Officer	Title:	Chief Executive Officer

By:	/s/ Todd Weintraub	By:	/s/ Todd Weintraub
Name:	Todd Weintraub	Name:	Todd Weintraub
Title:	Director	Title:	Director

PCAA SP-OK, LLC		PCAA SP, LLC

By: PCAA Parent, LLC Its Sole Member		By: PCAA Parent, LLC Its Sole Member

By:	/s/ Charles Huntzinger	By:	/s/ Charles Huntzinger
Name:	Charles Huntzinger	Name:	Charles Huntzinger
Title:	Chief Executive Officer	Title:	Chief Executive Officer

By:		By:
Name:	Todd Weintraub	Name:	Todd Weintraub
Title:	Director	Title:	Director

PARKING COMPANY OF AMERICA AIRPORTS, LLC		PCAA OAKLAND, LLC

By: PCAA Parent, LLC Its Sole Member		By: PCAA Parent, LLC Its Sole Member

By:	/s/ Charles Huntzinger	By:	/s/ Charles Huntzinger
Name:	Charles Huntzinger	Name:	Charles Huntzinger
Title:	Chief Executive Officer	Title:	Chief Executive Officer

By:		By:
Name:	Todd Weintraub	Name:	Todd Weintraub
Title:	Director	Title:	Director

PCAA PROPERTIES, LLC		PARKING COMPANY OF AMERICA
AIRPORTS HOLDINGS, LLC (with respect to
By: PCAA Parent, LLC Its Sole Member		Section 3.3(b) only)

By:	/s/ Charles Huntzinger	By:
Name:	Charles Huntzinger	Name:	Todd Weintraub
Title:	Chief Executive Officer	Title:	Director

By:
Name:	Todd Weintraub
Title:	Director

PCAA SP-OK, LLC		PCAA SP, LLC

By: PCAA Parent, LLC Its Sole Member		By: PCAA Parent, LLC Its Sole Member

By:		By:
Name:	Charles Huntzinger	Name:	Charles Huntzinger
Title:	Chief Executive Officer	Title:	Chief Executive Officer

By:	/s/ Todd Weintraub	By:	/s/ Todd Weintraub
Name:	Todd Weintraub	Name:	Todd Weintraub
Title:	Director	Title:	Director

PARKING COMPANY OF AMERICA AIRPORTS, LLC		PCAA OAKLAND, LLC

By: PCAA Parent, LLC Its Sole Member		By: PCAA Parent, LLC Its Sole Member

By:		By:
Name:	Charles Huntzinger	Name:	Charles Huntzinger
Title:	Chief Executive Officer	Title:	Chief Executive Officer

By:	/s/ Todd Weintraub	By:	/s/ Todd Weintraub
Name:	Todd Weintraub	Name:	Todd Weintraub
Title:	Director	Title:	Director

PCAA PROPERTIES, LLC		PARKING COMPANY OF AMERICA
AIRPORTS HOLDINGS, LLC (with respect to
By: PCAA Parent, LLC Its Sole Member		Section 3.3(b) only)

By:		By:	/s/ Todd Weintraub
Name:	Charles Huntzinger	Name:	Todd Weintraub
Title:	Chief Executive Officer	Title:	Director

By:	/s/ Todd Weintraub
Name:	Todd Weintraub
Title:	Director

AIRPORT PARKING MANAGEMENT, LLC		PCAA MISSOURI, LLC

By: PCAA Parent, LLC Its Sole Member

By:	/s/ Charles Huntzinger	By:	/s/ Charles Huntzinger
Name:	Charles Huntzinger	Name:	Charles Huntzinger
Title:	Member of the Board	Title:	Chief Executive Officer

By:		By:
Name:	Todd Weintraub	Name:	Todd Weintraub
Title:	Member of the Board	Title:	Director

PCA AIRPORTS, LTD.

By: PCAA GP, LLC Its General Partner

By: PCAA Parent, LLC Its Sole Member

By:	/s/ Charles Huntzinger
Name:	Charles Huntzinger
Title:	Chief Executive Officer

By:
Name:	Todd Weintraub
Title:	Director

By: PCAA LP, LLC Its Limited Partner

By: PCAA Parent, LLC Its Sole Member

By:	/s/ Charles Huntzinger
Name:	Charles Huntzinger
Title:	Chief Executive Officer

By:
Name:	Todd Weintraub
Title:	Director

AIRPORT PARKING MANAGEMENT, LLC		PCAA MISSOURI, LLC

By: PCAA Parent, LLC Its Sole Member

By:		By:
Name:	Charles Huntzinger	Name:	Charles Huntzinger
Title:	Member of the Board	Title:	Chief Executive Officer

By:	/s/ Todd Weintraub	By:	/s/ Todd Weintraub
Name:	Todd Weintraub	Name:	Todd Weintraub
Title:	Member of the Board	Title:	Director

PCA AIRPORTS, LTD.

By: PCAA GP, LLC Its General Partner

By: PCAA Parent, LLC Its Sole Member

By:
Name:	Charles Huntzinger
Title:	Chief Executive Officer

By:	/s/ Todd Weintraub
Name:	Todd Weintraub
Title:	Director

By: PCAA LP, LLC Its Limited Partner

By: PCAA Parent, LLC Its Sole Member

By:
Name:	Charles Huntzinger
Title:	Chief Executive Officer

By:	/s/ Todd Weintraub
Name:	Todd Weintraub
Title:	Director

EXHIBIT F

Commitment Letters

See attached.

EXHIBIT G

Modifications to Chapter 11 Plan

See attached.